Exhibit 10.5

Pursuant to 17 C.F.R. § 240.24b-2, confidential information (indicated by [***]) has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXECUTION COPY

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

HAWKEYE HOLDINGS, L.L.C.

HAWKEYE RENEWABLES, LLC

THL-HAWKEYE ACQUISITION LLC

THL HAWKEYE ACQUISITION PARTNERS,

THL HAWKEYE ACQUISITION PARTNERS II

and

THL HAWKEYE ACQUISITION PARTNERS III

Dated as of May 11, 2006

i

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE SELLER	27
5.1	Organization	27
5.2	Authorization	27
5.3	Conflicts; Consents and Approvals	27
5.4	Ownership of Membership Interests	28
5.5	Brokerage and Finder’s Fee	28

ARTICLE VI	COVENANTS OF THE PARTIES	28
6.1	Conduct of Business Prior to the Closing	28
6.2	Covenants Regarding Information	30
6.3	Notification of Certain Matters	31
6.4	No Solicitation by the Buyer	31
6.5	Transfer and Voting of the Membership Interests	32
6.6	Confidentiality Agreement	32
6.7	Consents and Filings; Further Assurances	32
6.8	Public Announcements	33
6.9	Indemnification; Insurance	33
6.10	Tax Matters	34
6.11	Registration and Restructuring	37
6.12	Non-Competition; Non-Solicitation; Confidentiality	38
6.13	Cooperation with Financing	40
6.14	Cooperation with IPO	40
6.15	Related-Party Transactions with Non-Management Affiliates	40
6.16	Fairbank/Iowa Construction Expenses	40
6.17	Intermediate LLC Formation	40

ARTICLE VII	CONDITIONS	41
7.1	General Conditions	41
7.2	Condition to Obligations of the Seller and the Company	42
7.3	Conditions to Obligations of the Buyer	42

ARTICLE VIII	TERMINATION AND AMENDMENT	45
8.1	Termination	45
8.2	Effect of Termination	46
8.3	Amendment	47
8.4	Extension; Waiver	47

ARTICLE IX	INDEMNIFICATION	48
9.1	Survival of Representations, Warranties and Covenants	48
9.2	Indemnification	48
9.3	Limitations on Indemnification	49
9.4	Mitigation; Exclusivity of Remedy	49
9.5	Notice of Claims	50
9.6	Third-Person Claims	51
9.7	Calculation of Damages	52

ARTICLE X	MISCELLANEOUS	53

ii

10.1	Notices	53
10.2	Interpretation	54
10.3	Expenses	54
10.4	Counterparts	54
10.5	Waiver	55
10.6	Entire Agreement	55
10.7	Third-Party Beneficiaries	55
10.8	Governing Law	55
10.9	Submission to Jurisdiction	55
10.10	Disclosure Generally	56
10.11	Personal Liability	56
10.12	Assignment; Successors	56
10.13	Enforcement	56
10.14	Currency	57
10.15	Severability	57
10.16	Waiver of Jury Trial	57
10.17	Time of Essence	57
10.18	DISCLAIMER OF IMPLIED WARRANTIES	57
10.19	No Presumption Against Drafting Party	58

Schedule 1	List of Buyers

Exhibit A	Form of Assignment of Limited Liability Membership Interests

Exhibit B	Equity Commitment Financing Letter

Exhibit C	Terms of Operating Agreement and Members’ Agreement of Hawkeye Intermediate, LLC

Exhibit D	Debt Commitment Letter

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement”) is made and entered into as of May 11, 2006, by and among HAWKEYE HOLDINGS, L.L.C., an Iowa limited liability company (the “Seller”), HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Company”), THL Hawkeye Acquisition Partners, a Delaware general partnership (“Buyer I”), THL Hawkeye Acquisition Partners II, a Delaware general partnership (“Buyer II”), and THL Hawkeye Acquisition Partners III, a Delaware general partnership (“Buyer III”, with each of Buyer I, Buyer II and Buyer III being referred to individually as a “Buyer” and collectively as the “Buyer”), and THL-HAWKEYE ACQUISITION LLC, a Delaware limited liability company (“Merger Company”).

PRELIMINARY STATEMENTS

A.                                   As of the date hereof, the Seller owns, of record and beneficially, all of the outstanding membership interests of the Company.

B.                                     Immediately prior to the Closing, the Seller shall cause to be formed Hawkeye Intermediate, LLC, a Delaware limited liability company (“Intermediate LLC”), to which it shall contribute 100% of its membership interests in the Company in exchange for 100% of the membership interests of Intermediate LLC.

C.                                     The Buyer desires to acquire, and the Seller desires to sell, 80% of the membership interests of Intermediate LLC (such 80% of the membership interests of Intermediate LLC to be hereinafter referred to as the “Membership Interests”) to the Buyer and in the amounts set forth next to each of Buyers’ names on Schedule 1 attached hereto and the business of constructing, owning and operating the corn ethanol plants and such activities related thereto (the “Business”) in which the Company is engaged.

D.                                    Subject to the terms and conditions hereof, immediately after with the Closing, the Merger Company will merge with and into the Company, with the Company being the surviving entity of the merger (the “Merger”).

AGREEMENT

Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitral tribunal.

“Affiliate”, with respect to any specified Person, means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Closing Date Cash” means the cash and cash equivalents of the Company, including without limitation cash realized from interest rate protection agreements and similar arrangements (but not including non-interest rate-related futures/options and hedges), as determined in accordance with GAAP, on hand as of the start of business on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“Company Intellectual Property” means all Intellectual Property owned by the Company that is either (i) used in connection with the Business or (ii) held by the Company for later use in connection with the Business.

“Company Technology” means all Technology owned by the Company that is either (i) used in connection with the Business or (ii) held by the Company for later use in connection with the Business.

“control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge, security interest or other restriction of any kind (other than those created under applicable securities laws).

“Fairbank/Iowa Construction Expenses” means any and all expenses, including third-party fees and costs, associated with the (i) construction, opening (exclusive of start-up inventory or supply and corn costs), initial operation and achievement of Final Completion (as such term is defined in the Fairbank Contract) of the Fairbank facility, and (ii) Iowa Falls expansion.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“Governmental Authority” means any foreign, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) the liquidation value, accrued and unpaid dividends; prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person; (vi) all obligations of the type referred to in clauses (i) through (vii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnity Fund Escrow” means (i) $45,000,000 of cash (“Cash Escrow”) and (ii) membership interests of Intermediate LLC owned by Seller and having a value (based on the initial purchase price paid by Buyer hereunder) of $45,000,000 (the “Escrowed Securities”).

“Intellectual Property” means all of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention: (i) all patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, trade dress, logos, and corporate names, and all registrations, applications to register, and renewals and extensions of such registrations, together with the goodwill associated with any of the foregoing in this subclause (ii) (collectively, “Marks”); (iii) all Internet domain names; (iv) all copyrights, and moral rights, and all registrations, applications to register, renewals, extensions and reversions thereof (collectively, “Copyrights”); and (v) all discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, that constitute Trade Secrets under applicable law, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”).

“Intellectual Property Licenses” means: (i) any grant by the Company to another Person of any license, any sublicense, any right, permission or consent to use, or any covenant not to assert claims of infringement or misappropriation with respect to any Company Intellectual Property, Company Technology and/or Intellectual Property or Technology owned by a third Person and licensed to the Company; and (ii) any grant by another Person to the Company of any license, any sublicense, any right, permission or consent to use, or any covenant not to assert claims of infringement or misappropriation with respect to any Intellectual Property and/or Technology owned by a third Person.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge”, with respect to the Company, means the actual knowledge, as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) of (i) any member of the board of managers of the Company or Seller who is also a member of Seller, (ii) the Chief Executive Officer and President and Chief Financial Officer of the Company after making reasonable inquiry of officers or employees of the Company responsible for the subject matter in question, (iii) with respect only to the representations in Sections 4.8(b), 4.14, 4.16 and 4.20, Donovan Prinsloo, and (iv) with respect only to the representations in Sections 4.6(b) regarding hedging, interest rate protection and similar agreements and 4.17 (but only with regard to statements regarding suppliers), Robin Sampson.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or any other legal requirement (including common law) of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company, in each case, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

“Material Adverse Effect” means (a) with respect to the Company, any event, change, circumstance, development, effect or state of facts that is materially adverse to (i) the assets, properties, business, financial condition or results of operations of the Company, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following, either alone or in combination:  (1) the markets in which the Company operates generally, including the grains, gas, ethanol, distillers’ grains and futures and commodities markets, unless such circumstance, change, development or fact disproportionately affects the Company, (2) general economic or political conditions (including those affecting the securities markets), unless such circumstance, change, development or fact disproportionately affects the Company, (3) the public announcement of this Agreement or of the consummation of the transactions contemplated hereby, (4) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date hereof, unless such circumstance, change, development or fact disproportionately affects the Company or (5) any changes in applicable Laws or accounting rules, unless such circumstance, change, development or fact disproportionately affects the Company, (b) with respect to the Buyer, any event, change, circumstance, development, effect or state of facts that is materially adverse to the ability of the Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, and (c) with respect to the Seller, any event, change, circumstance, development, effect or state of facts that is materially adverse to the ability of the Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Net Debt” means, as of the start of business on the Closing Date, (i) Indebtedness of the Company less (ii) Closing Date Cash.

“Option Assignment Documents” means the assignment documents necessary to transfer to the Company all right, title and interest in and to (a) the Option and Right of First Refusal Agreement dated October 13, 2005 by and between Midwest Renewables, L.L.C. and Howard H. Gilman & Joyce A. Gilman, (b) the Option and Rights of First Refusal Agreement dated October 25, 2005 by and between Midwest Renewables, L.L.C. and Gary D. Rumley & Monica L. Hastie, (c) the Options and Rights of First Refusal Agreement dated February 23, 2006 by and between Midwest Renewables, L.L.C. and Brian J., Paul J. and Craig E. Heineman, (d) the Options and Rights of First Refusal Agreement dated October 19, 2005 by and between Midwest Renewables, L.L.C. and Harlan Farms, Inc., (e) the Options and Rights of First Refusal Agreement dated March 9, 2006 by and between Midwest Renewables, L.L.C. and Carol Brentnall, (f) the Option dated February 2, 2006 by and between Midwest Renewables, L.C. and Mildred G. Templeton, as Trustee of the Mildred G. Templeton Trust dated August 13, 1999, and Lois Stevenson, as Trustee of the Stevenson Family Living Trust dated October 9, 2002, and (g) the Options and Rights of First Refusal dated February 27, 2006 by and between Midwest Renewables L.L.C. and Gerry W. Swan.

“Owned Real Property” means the real property owned by the Company, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, to the extent adequate reserves have been established in accordance with GAAP, (b) any lien held by Credit Suisse First Boston to secure that certain Credit Agreement dated as of February 24, 2005 by and among the Company, the Seller, Credit Suisse First Boston and the other lenders referred to therein, (c) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company, or the validity or amount of which is being contested in good faith by appropriate proceedings, (d) (except with respect to any Owned Real Property) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (e) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities provided such have not been violated and (f) ordinary and customary exceptions, restrictions, easements, imperfections of title, and rights-of-way that do not materially interfere with the present use, or materially detract from the value, of the assets of the Company.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Return” means any return, declaration, report, statement, information statement and other document required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Subsidiary” of any Person means any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Taxes” means (A) all federal, state, local or foreign taxes, and governmental charges, fees, imposts, levies, or assessments in the nature of a tax imposed by any Tax authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, and customs duties, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax authority in connection with any item described in clause (A), and (C) any liability in respect of any items described in clauses (A) or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Technology” means all software (whether in source code or object code), information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, documentation, works of authorship, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, all recordings, graphs, drawings, reports, analyses, and other writings, and all proprietary or confidential information that do not constitute Trade Secrets (if any), and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Transaction Expenses” means all of the fees and expenses of the Company, Intermediate LLC and the Seller payable in connection with the transactions contemplated by this Agreement (including, without limitation, all attorney’s fees and investment banker fees, all change of control bonuses and/or severance payments, and all costs of unwinding any interest rate protection agreements and arrangements); provided, however, that the following shall not be considered Transaction Expenses:  any fees and expenses in connection with the financing described in Section 3.4, and fees and expenses paid as transaction fees or management fees to Affiliates of the Buyer, and any other fees and expenses of the Buyer.

“Working Capital” shall consist of the net amount of the line items reflected in the Closing Working Capital Worksheet set forth on Schedule 2.1 of the Disclosure Schedules, and shall, in all instances, be computed using the same line items, and in the same manner, as set forth in such worksheet, consistently with the Working Capital Accounting Principles.

1.2                               Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

Accounting Referee	Schedule 2.1
Agreement	Preamble
Arbitrators	Section 9.5(b)
Balance Sheet	Section 4.6(a)
Business	Preamble
Buyer	Preamble
Buyer I	Preamble
Buyer II	Preamble
Buyer III	Preamble
Buyer Indemnified Parties	Section 9.2(a)
Cap	Section 9.3
Cash Escrow	Definition of Indemnity Escrow Fund
Certificate of Formation	Section 4.1(b)
Certificate of Merger	Section 2.4
Claim Notice	Section 9.5(a)
Closing	Section 2.2(a)
Closing Date	Section 2.2(a)
Closing Statement	Schedule 2.1
Closing Date Adjustment	Schedule 2.1
Closing Working Capital Worksheet	Schedule 2.1
Company	Preamble
Confidentiality Agreement	Section 6.6
Copyrights	Definition of Intellectual Property
Current Assets	Schedule 2.1
Current Liabilities	Schedule 2.1
Damages	Section 9.2(a), (c)
Debt Commitment Letter	Section 3.4
Deductible	Section 9.3(a)
Disclosure Schedules	Article IV
Dispute Notice	Section 9.5(b)
Disputed Items	Schedule 2.1
DLLCA	Section 2.3
Effective Time	Section 2.4
ERISA	Section 4.10(a)
Employee Plans	Section 4.10(a)
Environmental Laws	Section 4.16
Environmental Permits	Section 4.16
Equity Commitment Letter	Section 3.4
Escrow Agent	Section 7.1(c)

Escrowed Securities	Definition of Indemnity Escrow Fund
Expiration Date	Section 9.1
Fairbank Contract	Section 7.3(d)
Final Closing Statement	Schedule 2.1
Final Working Capital	Schedule 2.1
Financial Statements	Section 4.6(a)
Financing	Section 6.13
HSR Act	Section 3.3(b)
Indemnified Officers	Section 6.9(a)
Indemnified Party	Section 9.5(a)
Indemnitor	Section 9.5(a)
Indemnity Escrow Agreement	Section 7.1(c)
Interim Financial Statements	Section 4.6(a)
Intermediate LLC	Preamble
Intermediate LLC Certificate	Section 6.17(a)
Intermediate LLC Operating Agreement	Section 2.2(c)
Iowa Falls Contract	Section 7.3(d)
IPO	Section 6.14
J.A.M.S.	Section 9.5(b)
Marks	Definition of Intellectual Property
Material Contracts	Section 4.18(a)
Member	Section 6.12(c)
Membership Interests	Preamble
Merger	Preamble
Merger Company	Preamble
Non-Competition Party	Section 6.12(a)
Non-Solicit Party	Section 6.12(b)
Operating Agreement	Section 4.1(b)
Patents	Definition of Intellectual Property
Permits	Section 4.8(b)
Permitted Action	Section 6.1
Purchase Price	Section 2.1
Purchase Price Adjustment	Schedule 2.1
Registration Statement	Section 6.11(a)
Related Persons	Section 4.19
Repayment Certificate	Section 2.2(b)
Restricted Business	Section 6.12(a)
SEC	Section 6.11(a)
Securities Act	Section 2.2(c)
Segregated Account	Section 2.2(f)
Seller	Preamble
Seller Indemnified Parties	Section 9.2(b)

Straddle Period	Section 6.10(a)
Substitution Date	Section 3.4
Surviving Company	Section 2.3
Target Working Capital Amount	Schedule 2.1
Tax Claim	Section 6.10(f)
Tax Indemnified Party	Section 6.10(f)
Tax Indemnifying Party	Section 6.10(f)
Termination Date	Section 8.1(d)
Termination Fee	Section 8.2(b)
Trade Secrets	Definition of Intellectual Property
Transaction	Section 2.1
True-Up Amount	Schedule 2.1
Working Capital Accounting Principles	Schedule 2.1
Working Capital Worksheet	Schedule 2.1

ARTICLE II
PURCHASE AND SALE

2.1                               Purchase and Sale of the Membership Interests. Upon the terms and subject to the conditions hereof, the Seller shall sell, assign, convey, transfer and deliver the Membership Interests to the Buyer and the Buyer shall purchase the Membership Interests from the Seller (the “Transaction”) for an aggregate cash purchase price in an amount equal to U.S.$1,005,000,000, as adjusted as follows: (i) minus Net Debt immediately prior to the Closing, (ii) minus the Closing Date Adjustment, if any, as set forth in Schedule 2.1 of the Disclosure Schedules, and (iii) minus an amount equal to the lesser of (A) ninety-five million dollars ($95,000,000) and (B) twenty-five percent (25%) of the aggregate investment made by Buyer and its affiliates in their equity securities in the Company and Intermediate LLC (such amount after such calculation is hereinafter referred to as the “Purchase Price”).

2.2                               Closing.

(a)                                  The sale and purchase of the Membership Interests shall take place at a closing (the “Closing”) to take place at a time and on a date (the “Closing Date”) to be specified by the parties, which shall be no later than the second Business Day following the satisfaction of the latest to occur of the conditions set forth in Article VII, at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, unless another time, date or place is agreed to in writing by the parties hereto.

(b)                                 No later than five (5) Business Days prior to the Closing, the Company shall deliver to the Buyer a certificate, executed by the Chief Financial Officer of the Company, setting forth (i) the amount of Net Debt as of such date and (ii) a reasonable, good faith estimate of the Net Debt of the Company as of the start of business on the Closing Date, together with such documents and information necessary to verify the amount of Net Debt (the Company shall provide the Buyer with reasonable access to all documents and personnel necessary for reviewing the Net Debt amounts set forth in such certificate).

(c)                                  At the Closing, (i) the Buyer shall deliver (or cause to be delivered) to the Seller an amount equal to the Purchase Price, less the Cash Escrow by wire transfer of immediately available funds into a bank account designated in writing by the Seller to the Buyer at least two (2) Business Days prior to the Closing Date, (ii) the Buyer and the Seller shall enter into an operating agreement (the “Intermediate LLC Operating Agreement”) and a members’ agreement of Intermediate LLC, which agreements shall contain the terms set forth on Exhibit C hereto, (iii) the Company shall pay all Indebtedness for borrowed money and cause to be released all Encumbrances other than Permitted Encumbrances; provided that, Permitted Encumbrances for purposes of this Section 2.2(c)(iii) shall not include the encumbrances described in clause (b) of such definition, (iv) the Seller shall deliver or cause to be delivered to the Buyer (x) an Assignment of Limited Liability Membership Interests in the form attached hereto as Exhibit A and (y) a certificate executed by an officer of the Company evidencing the repayment of the Company’s Indebtedness for borrowed money (the “Repayment Certificate”), (v) the Seller shall deliver to the Company (x) that certain Certificate of Membership Interests evidencing the ownership of the Membership Interests by the Seller which shall be cancelled and reissued in the name of the Buyer in the appropriate amounts, (y) a proper and effective stock power endorsement evidencing the transfer of the Membership Interests in the form attached as Annex B to the Operating Agreement (as defined below), and (z) an opinion of counsel satisfactory to the Company to the effect that the transfer of the Membership Interests does not require registration under the Securities Act of 1933, as amended (the “Securities Act”).

(d)                                 At the Closing, (i) the Buyer shall deliver an amount equal to the Cash Escrow to the Escrow Agent, and (ii) the Seller shall deposit with the Escrow Agent the Escrowed Securities, together with instruments of transfer therefore duly endorsed in blank, all of which will be held and released in accordance with the terms of the Indemnity Escrow Agreement.

(e)                                  Immediately prior to the Closing, the Seller shall cause to be formed Intermediate LLC, to which it shall contribute 100% of its membership interests in the Company in exchange for 100% of the Membership Interests of Intermediate LLC.

(f)                                    Prior to Closing, the Seller shall establish a segregated account at the Company (the “Segregated Account”), which Segregated Account will hold funds to be used solely to pay any Fairbank/Iowa Construction Expenses becoming due and payable following Closing. The Buyer and the Seller shall determine, after consultation with an independent engineer, within five (5) Business Days prior to the Closing the appropriate amount to be held in the Segregated Account based on an estimate of the Fairbank/Iowa Construction Expenses remaining due and payable following the Closing plus an additional 10% of such estimated amount. The Segregated Account shall be monitored by an independent engineer reasonably acceptable to the Seller and the Buyer. Such engineer shall review invoices to be paid and shall approve the release of funds from the Segregated Account to pay the Fairbank/Iowa Construction Expenses. Amounts, if any, remaining in the Segregated Account shall be released by wire transfer to the Seller to an account designated by Seller upon the receipt by the Buyer of evidence reasonably satisfactory to the Buyer from the general contractor that the Company does not owe any further payments constituting Fairbank/Iowa Construction Expenses to such contractor.

2.3                               The Merger. Upon the terms and subject to the conditions set forth in this Agreement, immediately after the Closing, and upon the terms and subject to the conditions in this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), Merger Company shall be merged with and into the Company pursuant to the Merger. Following the Merger, the Company shall continue as the surviving limited liability company (the “Surviving Company”) and the separate existence of Merger Company shall cease.

2.4                               Effective Time. Subject to the provisions of this Agreement, the Company and Merger Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA, on the Closing Date. The Merger shall become effective immediately after the Closing (the “Effective Time”).

2.5                               Effects of the Merger. The Merger shall have the effects set forth in the DLLCA. Without limiting the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Company shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Company shall become the debts, liabilities and duties of the Surviving Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER COMPANY

The Buyer and the Merger Company hereby represent and warrant to the Seller and the Company as follows:

3.1                               Organization and Standing.

(a)                                  Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Merger Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization with full power and authority (limited liability company and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

(b)                                 Each Buyer and the Merger Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Buyer or the Merger Company, as the case may be.

(c)                                  Each Buyer has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of such Buyer. Such certificate of incorporation and bylaws are in full force and effect. No Buyer is in default in the performance, observance or fulfillment of any provision of its certificate of incorporation or bylaws. The Merger Company has heretofore made available to the Company a complete and correct copy of the certificate of formation and limited liability company agreement, each as amended to date, of the Merger Company. Such certificate of formation and limited liability company agreement are in full force and effect. The Merger Company is not in default in the performance, observance or fulfillment of any provision of its certificate of formation or limited liability company agreement.

3.2                               Corporate Power and Authority. Each Buyer and the Merger Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Buyer and the Merger Company of this Agreement and the consummation by each Buyer and the Merger Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each Buyer and the Merger Company. This Agreement constitutes the legal, valid and binding obligation of each Buyer and the Merger Company, enforceable against each Buyer and the Merger Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

3.3                               Conflicts, Consents and Approval.

(a)                                  The execution, delivery and performance by each Buyer and the Merger Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i)                                     conflict with or violate the certificate of incorporation or formation, or bylaws or limited liability company agreement, as applicable, of such Buyer or the Merger Company;

(ii)                                  conflict with or violate any Law applicable to such Buyer or the Merger Company or by which any property or asset of such Buyer or the Merger Company is bound or affected;

(iii)                               conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any material contract or arrangement to which such Buyer or the Merger Company is a party;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Buyer or the Merger Company or that arise as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

(b)                                 No Buyer nor the Merger Company is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer or the Merger

Company of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iii) where failure to obtain such consent, approval, authorization, order, permit or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Buyer or the Merger Company or (iv) as may be necessary as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

3.4                               Financing. The Buyer has delivered to the Seller, prior to the date hereof, a true and complete copy of the debt commitment letter attached hereto as Exhibit D. The Buyer may, at any time prior to 5:00 p.m. (Eastern Standard Time) on the fourth (4th) Business Day following the date hereof (excluding the date hereof) (the “Substitution Date”) deliver to the Seller a substitute debt commitment letter from a nationally recognized and reputable banking institution with recent expertise in relevant debt transactions that (i) contains conditions precedent to the lenders’ obligations to fund thereunder that are not less favorable to the Buyer in the Seller’s reasonable judgment than the conditions precedent contained in the debt commitment letter attached hereto as Exhibit D (that is, the substitute debt commitment letter may contain no additional conditions precedent, and no modifications to the conditions precedent contained in the debt commitment letter attached hereto as Exhibit D, that would excuse the lender’s funding obligation under such substitute debt commitment letter in circumstances in which the lender’s funding obligation would not be excused under the debt commitment letter attached hereto as Exhibit D), (ii) contemplates a transaction structure (including, without limitation, movement of funds comprised of proceeds of loans made pursuant thereto to pay the Purchase Price and the sequence of such movement of funds, payment and consummation of the Merger) that is, in the reasonable judgment of the Seller, substantially the same as the transaction structure contemplated in the debt commitment letter attached hereto as Exhibit D, and (iii) provides for a commitment expiration date by which the financing contemplated thereby must close that is no earlier than such date in the debt commitment letter attached hereto as Exhibit D (the debt commitment letter attached hereto as Exhibit D or any such substitute debt commitment letter is referred to herein as the “Debt Commitment Letter”). The Buyer also has delivered to the Seller, prior to the date hereof, a financing commitment letter as attached hereto as Exhibit B (the “Equity Commitment Letter”), evidencing an equity contribution commitment made to the Buyer by Thomas H. Lee Equity Fund VI, L.P. and its affiliated parallel funds. The debt and equity financings contemplated by the Debt Commitment Letter and the Equity Commitment Letter would, in the aggregate, provide to the Buyer sufficient funds to complete the transactions contemplated by this Agreement, including, without limitation, to pay the Purchase Price. The Debt Commitment Letter and the Equity Commitment Letter have been executed and delivered to the Buyer by the lenders and investors committing funds thereunder and have each been accepted by the Buyer (or, with respect to any substitute debt commitment letter included in the Debt Commitment Letter, will be accepted by the Buyer by the Substitution Date). The Equity Commitment Letter and Debt Commitment Letter have not been amended, modified or supplemented (except (1) in a manner that would satisfy the requirements for a substitute debt commitment letter set out above or (2) by related letters relating primarily to compensation of such lenders or investors, which letters do not give such lenders or investors the right to modify the conditions precedent, or impose additional conditions precedent, to such lenders’ funding obligations contained in the Debt Commitment Letter or Equity Commitment Letter), and, to the

best knowledge of the Buyer, are in full force and effect. Notwithstanding anything to the contrary contained herein, the Buyer acknowledges and agrees that its obligations hereunder (including, without limitation, the obligations of the Buyer contained in Section 2.1 hereof) are not contingent upon the Buyer obtaining financing to pay the Purchase Price.

3.5                               Brokerage and Finder’s Fee. No brokerage, finder’s or similar fee will be incurred in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer. All fees and expenses to be paid for services rendered to the Buyer, its Affiliates or its Subsidiary by their respective attorneys, accountants, investment bankers and other advisors or agents in connection with the transactions contemplated hereby shall be paid by the Buyer or an Affiliate or Subsidiary thereof.

3.6                               Merger Company Conduct. The Merger Company has not engaged in any activity or conducted any other business and has no assets and no liabilities other than as provided in, or contemplated by, this Agreement and the transactions contemplated thereby, including the Financing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the applicable section of the Disclosure Schedules attached hereto (the “Disclosure Schedules”), the Company hereby represents and warrants to the Buyer as follows:

4.1                               Organization and Qualification.

(a)                                  The Company is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct the Business as and where now owned, leased, used, operated and conducted and (ii) duly qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required and neither the nature of the Business nor the property the Company owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 The Company is not in default in the performance, observance or fulfillment of any provision of its amended and restated certificate of formation dated February 9, 2005, which certificate has not been further amended and is currently in effect (the “Certificate of Formation”) or its amended and restated limited liability company agreement dated February 22, 2005, which agreement has not been amended or modified and is currently in effect (the “Operating Agreement”).

4.2                               Authority. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.3                               Subsidiary and Investments. Except as set forth on Schedule 4.3 of the Disclosure Schedules:

(a)                                  the Company does not have any Subsidiary;

(b)                                 the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise; and

(c)                                  the Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity referred to in subparagraph (b) above or otherwise.

4.4                               Conflicts; Consents and Approvals.

(a)                                  Except as set forth on Schedule 4.4(a) of the Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i)                                     conflict with, or result in a breach of any provision of the Certificate of Formation or Operating Agreement;

(ii)                                  conflict with or violate in any material respect any Law applicable to the Company or by which any property or asset of the Company is bound or affected;

(iii)                               conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any Material Contract;

except, in the case of clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 Except as set forth on Schedule 4.4(b) of the Disclosure Schedules, the Company is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any filings required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iii) where failure to obtain such consent, approval, authorization, order, permit or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

4.5                               Membership Interests and Ownership. (a) The Company’s authorized membership interests are issued and outstanding, (b) no membership interests of the Company are issued and held in treasury and (c) no membership interests of the Company are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issued by the Company. The outstanding membership interests of the Company are duly authorized and validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights. Except as set forth on Schedule 4.5 of the Disclosure Schedules, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any membership interests of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any membership interests of the Company; and the Company has no obligation of any kind to issue any additional membership interests or to pay for membership interests of the Company or any predecessor. The issuance and sale of the membership interests of the Company have been in compliance with federal and state securities laws. Other than as set forth in this Agreement, the Company has not agreed to register any securities under the Securities Act, or under any state securities law or granted registration rights to any person or entity.

4.6                               Financial Statements; No Undisclosed Liabilities.

(a)                                  A copy of the audited consolidated balance sheet of the Company as at December 31, 2005 and the related audited consolidated statement of results of operations and cash flows of the Company, together with all related notes and schedules thereto, accompanied by the report thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet of the Company as at March 31, 2006 (the “Balance Sheet”), and the related consolidated statements, results of operations and cash flows of the Company, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”) are attached hereto as Schedule 4.6(a) of the Disclosure Schedules. Each of the Financial Statements and the Interim Financial Statements (i) has been prepared based on the books and records of the Company (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material.

(b)                                 Except as set forth on Schedule 4.6(b) of the Disclosure Schedules, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (including, without limitation, any hedging contracts, interest rate protection agreements or similar agreements) (i) reflected or reserved against on the Interim Financial Statements, the Financial Statements or the notes thereto, (ii) incurred since the date of the Balance Sheet in the ordinary course of business of the Company, or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

4.7                               Absence of Certain Changes or Effects. Except as set forth on Schedule 4.7 of the Disclosure Schedules, since the date of the Balance Sheet, there has not occurred any Material Adverse Effect on the Company, and, except as set forth in the Disclosure Schedules, since the date of the Balance Sheet, there has not occurred any action or event that, if it occurred after the date of this Agreement, would have required the consent of Buyer under Section 6.1.

4.8                               Compliance with Law; Permits.

(a)                                  Except as set forth on Schedule 4.8(a) of the Disclosure Schedules, the Company is in compliance with all Laws applicable thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 Except as set forth on Schedule 4.8(b) of the Disclosure Schedules, the Company is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary at this time for the Company to own, lease and operate its properties and to carry on its business as currently conducted (the “Permits”), except (i) such Permits as are not required to have been obtained prior to the date this representation is made, as to each of which the Company has no reason to believe such Permit shall not be obtained in the ordinary course prior to the time it is required to be obtained and without material expense not contemplated in the Company’s budgets, and (ii) where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c)                                  The Subsidiary is in compliance with all Laws applicable thereto, except as would not reasonably be expected to have a Material Adverse Effect on the Subsidiary. The Subsidiary is in possession of all material certificates or permits necessary for the Subsidiary to own, lease and operate its properties and to carry on its business as currently conducted.

4.9                               Litigation. Except as set forth on Schedule 4.9 of the Disclosure Schedules, as of the date hereof, there is no Action by or against the Company pending, or to the Knowledge of the Company, threatened. The Company is not subject to any order, injunction, judgment, doctrine, decree, ruling, writ, assessment, arbitration award, settlement agreement or stipulation. As of the date hereof, to the Knowledge of the Company, there is no material Action by or against the Subsidiary pending or threatened nor is the Subsidiary subject to any order, injunction, judgment, doctrine, decree, ruling, writ, assessment, arbitration award, settlement agreement or stipulation.

4.10                        Employee Benefit Plans.

(a)                                  Schedule 4.10(a) of the Disclosure Schedules sets forth (i) a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company and (ii) a list of all employment, termination, severance or other contracts, agreements or arrangements, pursuant to which the Company currently has any obligation with respect to any current or former employee, officer or director of the Company (collectively, the “Employee Plans”). The Company has made available to the Buyer a true and complete copy of each Employee Plan (and amendments thereto) and, to the extent applicable, all current summary plan descriptions thereof, the most recent determination letter from the IRS and the most recently filed Form 5500 with respect to any Employee Plan.

(b)                                 Except as set forth on Schedule 4.10(b) of the Disclosure Schedules, (i) each Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) the Company has performed all material obligations required to be performed by them under any Employee Plan and is not in any material respect in default under or in violation of any Employee Plan, and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened in writing with respect to any Employee Plan that would reasonably be expected to have a Material Adverse Effect on the Company.

(c)                                  Except as set forth on Schedule 4.10(c) of the Disclosure Schedules, each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected materially and adversely to affect the qualified status of any such Employee Plan.

(d)                                 The Company has no obligation or liability (contingent or otherwise) with respect to a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Title IV of ERISA.

(e)                                  Except as set forth on Schedule 4.10(e) of the Disclosure Schedules, the Company is not a party to any employment contract, employment agreement or arrangement related to employees that could, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit in connection with the consummation of the transactions contemplated by this Agreement.

4.11                        Labor and Employment Matters. Except as set forth on Schedule 4.11 of the Disclosure Schedules, the Company is not a party to any labor or collective bargaining contract that pertains to employees of the Company. To the Knowledge of the Company, there are no organizing activities or collective bargaining arrangements that could affect the Company pending or under discussion with any labor organization or group of employees of the Company. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slow downs, work stoppages, lock outs, arbitrations, grievances or other material labor disputes involving any employees of the Company pending, or to the Knowledge of the Company, threatened.

4.12                        Insurance. Schedule 4.12 of the Disclosure Schedules sets forth a true and complete list of all material insurance policies (the “Insurance Policies”) in force with respect to the Company. The Seller has delivered or made available to the Buyer copies of all such Insurance Policies, together with all riders and amendments thereto. The Insurance Policies are in full force and effect and all premiums due have either been paid or adequate provisions for the payment thereof has been made. The Company has not received any written notice of any material increase of premiums with respect to, or cancellation or non-renewal of, any of the Insurance Policies. There are no material claims by the Company or the Seller under any of the Insurance Policies relating to the business, assets or properties of the Company as to which any insurance company is denying liability or defending under a reservation of rights or similar clause.

4.13                        Real Property.

(a)                                  Schedule 4.13(a) of the Disclosure Schedules contains true and complete legal descriptions of all Owned Real Properties.

(b)                                 Schedule 4.13(b) of the Disclosure Schedules lists the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. The Company has a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances.

(c)                                  The Owned Real Properties constitute all interests in real property currently used in connection with the Business as it is currently conducted.

(d)                                 All of the Owned Real Properties and the buildings, fixtures and improvements located thereon are in good operating condition and repair (subject to normal wear and tear), and suitable for the use to which they are presently put and are suitable for such use to continue after the Closing Date. The Seller has delivered or otherwise made available to the Buyer true and, to the Seller’s knowledge, complete copies of all deeds for the Owned Real Properties, title reports, policies of insurance (of any type, whether property, title, general liability or otherwise), exception documents referenced in any title reports and/or policies of title insurance, plats, replats, as-built drawings, construction plans and specifications, any and all property reports, inspections or studies of the Owned Real Properties, including without limitation, hydrology studies, building inspection reports, environmental reports, foundations studies, and surveys of, the Owned Real Properties, in each case, to the extent in the Company’s files, together with all amendments, modifications or supplements, if any, thereto.

(e)                                  The Seller has all material certificates of occupancy and Permits of any Governmental Authority necessary for the current use and operation of each Owned Real Property, and the Seller is in material compliance with conditions of the Permits applicable to each Owned Real Property.

(f)                                    There does not exist any actual condemnation or eminent domain proceedings that affect any Owned Real Property or any part thereof, and the Company has not received any written notice of the intention of any Governmental Authority to take all or any part thereof.

(g)                                 The Company has not granted any third party any option, right of first refusal or other contractual right to purchase any Owned Real Property.

(h)                                 There are no parties other than the Company with a right to possess any portion of the Owned Real Properties or the improvements thereon as lessees, tenants, or licensees or claiming any rights therein as lessees, tenants, or licensees.

(i)                                     The Company owns all the railroad spur and tracks on its Owned Real Properties.

(j)                                     To the Knowledge of the Company, the Subsidiary owns all railroad spurs and other tracks and related rights necessary for the shipping by railroad of grain and products in and out of the ethanol plant located in Fairbank, Iowa, subject to Permitted Encumbrances, and the Subsidiary has good and marketable fee title to all real property owned by it.

(k)                                  (A) all payments for the (i) construction of the plant located in Fairbank, Iowa, and (ii) construction of the expansion of the plant located in Iowa Falls, Iowa, that are currently due and payable under all construction and construction-related contracts have been made consistent with past practice; and (B) to the knowledge of the Seller, there are no disputes as to payment or notices of claims received from any contractors, subcontractors, materialmen or mechanics supplying any materials or labor to or for either such construction project.

(l)                                     The Company has no reason to believe the findings of the Report of Hawkeye Construction Progress – February 2006 prepared by Harris Group Inc. dated March 24, 2006, do not continue to be true and correct, and the construction and design of the construction projects have not been materially altered or revised from the design and construction program outlined in the Independent Engineer’s Report prepared by Harris Group Inc. dated January 28, 2005.

4.14                        Intellectual Property.

(a)                                  Schedule 4.14(a) of the Disclosure Schedules sets forth a true and complete list of all Patents, registered Marks and applications to register any Marks, material unregistered Marks, registered Copyrights and applications for registration of Copyrights included in the Company Intellectual Property.

(b)                                 Except as disclosed in Schedule 4.14(a) of the Disclosure Schedules, the Company is the sole owner of all right, title and interest in and to the Company Intellectual Property listed in Schedule 4.14(a) of the Disclosure Schedules, free and clear of any Encumbrances (except for Permitted Encumbrances or any Encumbrances arising under the Intellectual Property Licenses or from any infringement, misappropriation, violation, or dilution of Intellectual Property owned by any third Person of which the Company does not have Knowledge). To the Knowledge of the Company, the Company is the sole owner of, or has valid rights to use, sell, license and commercially exploit, as the case may be, all other Company Intellectual Property, Company Technology and Intellectual Property licensed to the Company under the Intellectual Property Licenses as the same is used, sold, licensed and commercially exploited in the Business as presently conducted, free and clear of all Encumbrances (except for Permitted Encumbrances) or obligations to others (except for the Intellectual Property Licenses).

To the Knowledge of the Company, the Company Intellectual Property, the Company Technology and the Intellectual Property licensed to the Company under the Intellectual Property Licenses and any other licenses of Intellectual Property granted to the Company include all of the Intellectual Property and Technology necessary to enable the Company to conduct the Business in the manner in which such Business is currently being conducted.

(c)                                  To the Knowledge of the Company, the operation of the Business as presently conducted, including the development, manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products and services of the Company, the use or other exploitation by the Company of the Company Intellectual Property, Company Technology and Intellectual Property and Technology owned by third Persons and licensed to the Company, and the present business practices, methods and operations of the Company, do not infringe, dilute, constitute an unauthorized use or misappropriation of, or violate any Intellectual Property, Technology, right of privacy, right of publicity, or similar right of any Person. To the Knowledge of the Company, no Person is infringing, diluting, violating or misappropriating any Company Intellectual Property or Company Technology, and no claims of infringement, dilution, violation or misappropriation of any Company Intellectual Property or Company Technology have been made against any Person by the Company.

(d)                                 The Company has taken reasonable measures to protect the confidentiality of its Trade Secrets (including any confidential information owned by a third Person to whom the Company has a confidentiality obligation). Except as specified in Schedule 4.14(d) of the Disclosure Schedules, each employee, consultant and independent contractor of the Company involved in the creation or development of any products, services, Intellectual Property or Technology related to the Business has entered into a written non-disclosure and invention assignment agreement with the Company in a form provided to Buyer prior to the date hereof.

(e)                                  Except as specified in Schedule 4.14(e) of the Disclosure Schedules, no claim has been asserted in writing (including by electronic mail) against the Company that the use or exploitation by the Company of any Company Intellectual Property, Company Technology or Intellectual Property or Technology owned by any third Person and licensed to the Company infringes, dilutes, violates or constitutes an unauthorized use or misappropriation of any Intellectual Property or Technology of any third Person, which infringement, dilution, violation, unauthorized use or misappropriation would reasonably be expected to have a Material Adverse Effect on the Company, or challenging the ownership, validity or enforceability of any Company Intellectual Property or the ownership of any Company Technology. To the Knowledge of the Company, the Company Intellectual Property, and all of the Company’s rights in and to the Company Intellectual Property, the Company Technology and the Intellectual Property licensed to the Company under the Intellectual Property Licenses, are valid and enforceable.

(f)                                    The Company has no proprietary software. Except as specified in Schedule 4.14(f) of the Disclosure Schedules and except pursuant to the Intellectual Property Licenses listed in Schedule 4.18(a)(ix) of the Disclosure Schedules, the Company has no obligation to pay any royalty, license fee or similar payment to any third Person, whether such payment consists of cash in an amount that exceeds, or of any other form of consideration having a fair market value in excess of, $100,000 per year for the right to use any Intellectual Property or Technology.

(g)                                 Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any license with respect to any Company Intellectual Property or Company Technology to any third Person pursuant to any agreement to which the Company is a party as of the date hereof. The consummation of the transactions contemplated hereby will not result in the loss or impairment of Buyer’s right to own or use any of the Company Intellectual Property, Company Technology or Intellectual Property licensed to the Company under any Intellectual Property License pursuant to any agreement to which the Company is a party as of the date hereof.

4.15                        Taxes.

(a)                                  The Company is, and has been at all times since its formation on January 27, 2005, properly treated as a disregarded entity within the meaning of Treas. Reg. Section 301.7701-2 for federal income tax purposes.

(b)                                 Except as set forth on Schedule 4.15(b) of the Disclosure Schedules:

(i)                                     all material Returns required to have been filed by or with respect to the Company have been timely filed (taking into account any extension of time to file granted or obtained), and such Returns are true, correct and complete in all material respects;

(ii)                                  all Taxes shown to be payable by the Company on such Returns have been paid or will be timely paid and all other material Taxes required to be paid by the Company have been timely paid;

(iii)                               no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against the Company that has not been satisfied by payment, settled or withdrawn, and there are no audits or investigations of or relating to the Taxes of the Company by any Governmental Authority in progress, nor has the Company received any written notice from any Governmental Authority that it intends to conduct such an audit or investigation;

(iv)                              there have been no audits or examinations of or relating to the Taxes of the Company by any Governmental Authority; no claim has been made by any Governmental Authority in a jurisdiction where the Company does not file Returns that the Company or any of their direct or indirect owners is or may be subject to taxation by, or required to file any Return in, that jurisdiction;

(v)                                 there are no Tax liens on the assets of the Company (other than Permitted Encumbrances);

(vi)                              all Taxes not yet due and payable by the Company (or any other corporation merged into or consolidated with the Company) have been properly accrued on the books of account of the Company, as the case may be, in either case in accordance with GAAP;

(vii)                           the Company has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws;

(viii)                        neither the Company, nor any other Person on the behalf of any of the Company, has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law that would be binding on the Company or the Buyer after the Closing Date, (B) requested any extension of time within which to file any income, franchise or other material Tax Return, which Tax Return has since not been filed, (C) granted any extension for the assessment or collection of any income, franchise or other material Taxes, which Taxes have not since been paid, or (D) granted to any Person any power of attorney that is currently in force with respect to any Tax matter that would be binding on the Company or the Buyer after the Closing Date;

(ix)                                the Company is not a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing, other than commercial agreements entered into in the ordinary course of business (such as, for example only, property tax escalator clauses in real estate leases);

(x)                                   the Company is not subject to any private letter ruling of the IRS or any comparable ruling of any Taxing Authority that would be binding on the Company or the Buyer after the Closing Date;

(xi)                                no property owned by the Company is (A) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) ”tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (C) ”tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, (D) ”limited use property” within the meaning of Rev. Proc. 2001-28, or (E) subject to Section 168(g)(1)(A) of the Code;

(xii)                             the Company has not participated in any “reportable transaction” as defined in Treasury regulation Section 1.6011-4(b) that has not been properly reported; and

(xiii)                          the Company (A) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law, (B) does not have any Knowledge that any Governmental Authority has proposed any such adjustment, and (C) does not have an application pending with any Governmental Authority requesting permission for any changes in accounting method.

(c)                                  All material Returns required to have been filed by or with respect to the Subsidiary have been timely filed (taking into account any extension of time to file granted or obtained), and such Returns are true, correct and complete in all material respects. All Taxes shown to be payable by the Subsidiary on such Returns have been paid or will be timely paid and all other material Taxes required to be paid by the Subsidiary have been timely paid. There are no Tax liens on the assets of the Subsidiary (other than Permitted Encumbrances).

4.16                        Environmental Matters.

(a)                                  Except as set forth on Schedule 4.16(a) of the Disclosure Schedules:

(i)                                     the Company is and has been in compliance in all material respects with all applicable Environmental Laws and has obtained, maintained and is in compliance in all material respects with all Environmental Permits, except such Environmental Permits as are not required to have been obtained prior to the date this representation is made, as to each of which the Company has no reason to believe such Environmental Permit shall not be obtained in the ordinary course prior to the time it is required to be obtained and without material expense not contemplated in the Company’s budgets;

(ii)                                  there has been no disposal, release, or threatened release of hazardous substances, materials or wastes on, under, in, from or about the Company’s property or otherwise related to the operations of the Company, that has subjected or, to the Knowledge of the Company, would reasonably be expected to result in the Company to material liability under any Environmental Law;

(iii)                               the Company has not disposed or arranged for disposal of hazardous substances, materials or wastes on any third-party property in a manner that has subjected or to the knowledge of the Company, would reasonably be expected to subject the Company to material liability under any Environmental Law;

(iv)                              the Company has not received any notice, demand, letter, claim or request for information relating to the Company’s property or operations alleging violation of or liability under any Environmental Law and there are no proceedings, actions, orders, decrees, injunctions or other claims, to the Knowledge of the Company, any threatened actions or claims, relating to or otherwise alleging liability under any Environmental Law; and

(v)                                 The Company has made available to the Buyer all material environmental assessments, audits, investigations or similar reports, and any material documentation relating to compliance or liabilities under Environmental Laws.

(b)                                 To the Knowledge of the Company, the Subsidiary is and has been in compliance in all material respects with all applicable Environmental Laws and has obtained, maintained and is in compliance in all material respects with all applicable permits under Environmental Laws for the Subsidiary to own, lease and operate its properties and to carry on its business as currently conducted.

(c)                                  The representations and warranties contained in this Section 4.16 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental matter, including natural resources, related to the Company or the Subsidiary.

For purposes of this Agreement:

“Environmental Laws” means any applicable Laws of any Governmental Authority relating to pollution, the protection of the environment or natural resources or human health and safety as it relates to environmental protection.

“Environmental Permits” means all Permits required under any Environmental Law with respect to the Business.

4.17                        Purchasers and Suppliers. Schedule 4.17 of the Disclosure Schedules sets forth the Company’s largest two purchasers (by annual revenue) of ethanol and distillers grain produced from the Company’s ethanol operation. Schedule 4.17 of the Disclosure Schedules also sets forth the Company’s largest ten suppliers (by annual dollars expended) of the corn inventory necessary for production of ethanol. No purchaser or supplier disclosed in Schedule 4.17 of the Disclosure Schedules has canceled or otherwise modified in any material adverse respect its relationship with the Company, and the Company has not received written notice or otherwise has Knowledge that any such purchaser or supplier intends to cancel or otherwise modify in any material adverse respect its relationship with the Company.

4.18                        Material Contracts.

(a)                                  Schedule 4.18(a) of the Disclosure Schedules discloses all material contracts described in clauses (i) through (x) below to which the Company is a party (“Material Contracts”):

(i)                                     each agreement or arrangement of the Company that requires the payment or incurrence of liabilities by the Company, subsequent to the date of this Agreement, of more than $3,000,000 annually, other than agreements in the ordinary course of business relating to the purchase of corn or natural gas or the sale of ethanol or distiller’s grains and agreements, including forward purchase and sale commitments and hedging arrangements as set forth on Schedule 4.18(a)(i) of the Disclosure Schedules, related thereto;

(ii)                                  each contract of the Company relating to, or evidence of, or guarantee of, or providing security for, indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset of the Company);

(iii)                               each material license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreement relating to or providing for the marketing and/or sale of the products or services to which the Company is a party or by which the Company is otherwise bound;

(iv)                              each acquisition, partnership, joint venture, teaming arrangement or other similar contract, arrangement or agreement entered into by the Company;

(v)                                 each agreement, arrangement, contract, commitment or obligation of the Company restricting or otherwise affecting the ability of the Company to compete in the Business or otherwise in any jurisdiction;

(vi)                              each lease or sublease of Leased Real Property;

(vii)                           each pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees of the Company or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or any severance agreement, program or policy;

(viii)                        each contract of the Company for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract of the Company relating to loans to officers, directors or Affiliates;

(ix)                                each Intellectual Property License relating to any material Intellectual Property and each agreement involving the sale or purchase of material Intellectual Property, except for any of the foregoing related to “off-the-shelf” generally available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000; and

(x)                                   each other existing agreement of the Company, not otherwise covered by clauses (i) through (ix), the loss of which would result in a Material Adverse Effect on the Company.

(b)                                 True, correct and complete copies of the Material Contracts have been made available to the Buyer. Each Material Contract is valid and enforceable by and against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and the Company is, and to the Knowledge of the Company, all other parties thereto are, in compliance in all material respects with the provisions thereof.

4.19                        Related Party Transactions. Except as set forth in Section 3.36 of the data room index as it exists on the date hereof, no employee, officer, director, or member of the Seller, Intermediate LLC, the Company, any member of his or her immediate family or any of their respective Affiliates (“Related Persons”) (i) owes any amount to the Seller, Intermediate LLC, or the Company nor does the Seller, Intermediate LLC, or the Company owe any amount to, nor has the Seller, Intermediate LLC, or the Company committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with the Seller, Intermediate LLC, or the Company (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by the Seller, Intermediate LLC, or the Company, (iv) has any claim or cause of action against the Seller, Intermediate LLC, or the Company or (v) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Seller, Intermediate LLC, or the Company.

4.20                        Sufficiency and Condition of Assets. Except as set forth on Schedule 4.20 of the Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the personal properties and assets, whether tangible or intangible, used by it, located on its premises or reflected on the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business), free and clear of any and all Encumbrances except for Permitted Encumbrances. Such personal properties and assets comprise all of the assets necessary to operate the business of the Company as presently conducted in all respects, except with respect to Intellectual Property or Technology assets, which are addressed in Section 4.14 hereof. All such properties and assets, which individually or in the aggregate are material to the operation of the Business are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer as follows:

5.1                               Organization. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa and has all necessary power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

5.2                               Authorization. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Seller, to the extent the Seller is a party thereto. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery of the other parties hereto, constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.3                               Conflicts; Consents and Approvals.

(a)                                  The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i)                                     conflict with, or result in a breach of any provision of the articles of organization or the operating agreement of the Seller;

(ii)                                  conflict with or violate in any material respect any Law applicable to the Seller or by which any property or asset of the Seller is bound or affected;

(iii)                               conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any material contract or arrangement to which the Seller is a party;

except, in the case of clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

(b)                                 The Seller is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any filings required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iii) where failure to obtain such consent, approval, authorization, order, permit or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

5.4                               Ownership of Membership Interests. On the date hereof, the membership interests of the Company are owned beneficially and of record by the Seller and the Seller owns the membership interests of the Company free and clear of all liens, claims, charges, pledges, security interests, options or other encumbrances, or agreements or commitments of any type relating to the issuance, sale or transfer of the membership interests, except for (a) a pledge of the membership interests of the Company to Credit Suisse First Boston and certain other lenders, pursuant to that certain Credit Agreement dated as of February 24, 2005 by and among the Company, the Seller, Credit Suisse First Boston and the other lenders referred to therein, which pledge will be released and terminated prior to the Closing, and (b) as may be created or exist by any act or omission of the Buyer or any other Person other than the Seller. The Transaction will not give rise to any preemptive or similar rights on behalf of any person under any provision of any contract to which the Seller is party or by which any property of the Seller is bound.

5.5                               Brokerage and Finder’s Fee. Except for investment banking fees owed to Credit Suisse Securities (USA) LLC (which fees shall be paid by the Seller at Closing), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller or any Affiliate or Subsidiary of the Seller.

ARTICLE VI
COVENANTS OF THE PARTIES

6.1                               Conduct of Business Prior to the Closing. Between the date of this Agreement and the Closing Date, unless the Buyer shall otherwise agree in writing and except for (i) those dividends, distributions or other transactions contemplated by the Target Working Capital Amount as set forth in Annex A to Schedule 2.1 of the Disclosure Schedules, (ii) the filing of a Form S-1 Registration Statement with the United States Securities and Exchange Commission as contemplated by Section 6.11 of this Agreement, and (iii) any payment of obligations related to or arising out of that certain Credit Agreement dated as of February 24,

2005 by and among the Company, the Seller, Credit Suisse First Boston and the other lenders referred to therein (each, a “Permitted Action” and, collectively, the “Permitted Actions”), the Business shall be conducted only in the ordinary course of business in all material respects, and the Company shall use its commercially reasonable efforts to preserve intact in all material respects its business organization and shall continue to make capital expenditures in accordance with its 2006 annual budget previously provided to Buyer. Between the date of this Agreement and the Closing Date, without the prior consent of the Buyer (which consent shall not be unreasonably withheld) and except for the Permitted Actions, the Company will not, and the Seller will not permit the Company to:

(a)                                  amend or otherwise change the Certificate of Formation or the Operating Agreement;

(b)                                 except for the transfer to Intermediate LLC contemplated under Section 2.2(c), adjust, split, combine or reclassify the membership interests in the Company;

(c)                                  other than any Permitted Action, make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any of the membership interests in the Company or any securities or obligations convertible into or exchangeable for any of the membership interests in the Company or any other securities;

(d)                                 grant any person any right to acquire any of the membership interests in the Company or any other securities or any registration or similar rights with respect to any of the Membership Interests or other securities of the Company or Intermediate LLC;

(e)                                  except for the transfer to Intermediate LLC contemplated under Section 2.2(c), issue, deliver or sell or agree to issue, deliver or sell any additional membership interests of Intermediate LLC, the Company or Intermediate LLC or any other securities;

(f)                                    enter into any agreement, understanding or arrangement with respect to the sale or voting of the membership interests in the Company or any other securities of the Company;

(g)                                 except for the formation of Intermediate LLC, acquire any corporation, partnership, limited liability company, other business organization or division thereof or any assets other than in the ordinary course of business;;

(h)                                 adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of Intermediate LLC or the Company;

(i)                                     incur any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business;

(j)                                     enter into any contract, agreement or arrangement that would be a Material Contract if entered into prior to the date hereof, other than any such contracts, agreements or arrangements entered into in the ordinary course of business (including contracts, agreements or arrangements with customers, vendors or clients);

(k)                                  except as in the ordinary course of business as provided in this Section 6.1, authorize, or make any unbudgeted or not previously disclosed commitment with respect to, any capital expenditure;

(l)                                     fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire;

(m)                               grant or announce any increase in the salaries, bonuses or other benefits payable by the Company to any of its employees, other than as required by Law, pursuant to any plans, programs or agreements existing on the date hereof (which have been disclosed in Schedule 4.10(a) of the Disclosure Schedules) or other ordinary increases not inconsistent with the past practices of the Company;

(n)                                 make any change in any method of accounting or accounting practice or policy, except as required by GAAP or by Law;

(o)                                 settle or compromise any pending or threatened legal proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $250,000; or

(p)                                 make or revoke any election relating to Taxes (other than making an ordinary course election in the ordinary course of preparing the Company’s Returns), settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material Taxes, except as required by applicable Law, or make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recently filed federal income Return, or amend any material Return without having provided the Buyer with a copy thereof (together with supporting work papers) at least ten (10) days prior to the due date thereof for Buyer’s review and approval;

(q)                                 terminate or unwind any of its hedging contracts, other than interest rate protective agreements or similar contracts; or

(r)                                    agree in writing or otherwise to take any of the foregoing actions.

6.2                               Covenants Regarding Information.

(a)                                  Between the date hereof and the Closing Date, the Company will provide the Buyer and its authorized representatives with reasonable access during normal business hours to the facilities of the Company and its personnel, representatives, books and records; provided, that the Buyer agrees that such access will give due regard to minimizing interference with the operations, activities and employees of the Company.

(b)                                 Between the date hereof and the Closing Date, the Company shall furnish to the Buyer and its authorized representatives such financial and operating data and other information with respect to the Business and properties of the Company as the Buyer may from time to time reasonably request, including the delivery of unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company, prepared in accordance with GAAP for each fiscal quarter ended at least 45 days prior to the Closing Date.

(c)                                  Between the date hereof and Closing, Seller shall, or if applicable shall request Fagen, Inc. (to the extent permitted under the Iowa Falls Contract and the Fairbank Contract) to, deliver to the Buyer, (i) contemporaneously with the delivery thereof to Company, (A) copies of all Progress Reports (as such term is defined in each of the Iowa Falls Contract and the Fairbank Contract, as applicable), (B) copies of all results of all Performance Tests (as such term is defined in each of the Iowa Falls Contract and the Fairbank Contract, as applicable), and (C) copies of all required permits listed on the Exhibits H of the Iowa Falls Contract and Fairbank Contract; and (ii) contemporaneously with the delivery thereof to Company or Fagen, Inc., as applicable, (A) copies of all written notices of default delivered by either party to the Fairbank Contract or the Iowa Falls Contract, and (B) copies of written correspondence regarding determination of the conditions required for Substantial Completion and Final Completion (as such term is defined in each of the Iowa Falls Contract and the Fairbank Contract, as applicable).

(d)                                 Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.2 shall require the Company to disclose any information to the Buyer if such disclosure (i) would cause significant competitive harm to the Company, the Seller or any of their respective Affiliates if the transactions contemplated by this Agreement were not consummated or (ii) would be in violation of applicable Laws or agreements.

6.3                               Notification of Certain Matters. Until the Closing, each party hereto shall promptly notify the other parties in writing of: (a) any material fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (c) the institution of or the threat of institution of any Action against the other parties related to this Agreement or the transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

6.4                               No Solicitation by the Buyer. If this Agreement is terminated prior to Closing, without the Company’s prior written consent, the Buyer will not for a period of one (1) year from the date of this Agreement directly or indirectly solicit for employment or hire as an employee, consultant or otherwise any person who is now employed by the Company (or whose activities are dedicated to the Company) in an executive or management level position or otherwise considered by the Company to be a key employee. The Buyer agrees that any remedy at law for any breach by the Buyer of this Section 6.4 would be inadequate, and that the Seller and the Company would be entitled to injunctive relief in such a case. If it is ever held that this restriction on the Buyer is too onerous and is not necessary for the protection of the Company, the Buyer agrees that any court of competent jurisdiction may impose such lesser restrictions which such court may consider to be necessary or appropriate to protect the Company properly.

6.5                               Transfer and Voting of the Membership Interests. Except as contemplated by Section 2.2(c), the Seller agrees that between the date hereof and the Closing Date, it shall not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, substantially all of the assets of, or any of the membership interests of the Seller, the Company or Intermediate LLC or any interest therein or any membership interests it owns of the Subsidiary (ii) grant any proxies, deposit the membership interests of the Company or Intermediate LLC into a voting trust or enter into a voting agreement with respect to the membership interests of the Intermediate LLC, the Company or its Subsidiary, or any interest therein, or (iii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. The Seller shall, and shall cause the Company and its officers, directors, members, managers, agents and representatives to terminate any and all negotiations or discussions with any third party regarding any proposal concerning any of the foregoing.

6.6                               Confidentiality Agreement. Each of the parties shall hold, and shall cause its authorized representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other parties in connection with the transactions contemplated hereby pursuant to the terms of the confidentiality agreement dated March 3, 2006 between the Buyer and the Company (the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.6 shall terminate; provided, however, that after the Closing Date, the Confidentiality Agreement shall terminate only in respect of that portion of the documents and materials referenced therein exclusively relating to the transactions contemplated by this Agreement. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

6.7                               Consents and Filings; Further Assurances.

(a)                                  Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law.

(b)                                 Each of the Seller and the Buyer shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated hereby. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging such transactions, and if, by mutual agreement, the Seller and the Buyer decide that litigation is in their best interests, each party shall cooperate and use commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order that is in effect and that prohibits, prevents, or restricts consummation of such transactions. Each of the Seller and the Buyer shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice period under the HSR Act with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

(c)                                  Each of the parties, unless prohibited or restricted by Law or any Governmental Authority, shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. Subject to the Confidentiality Agreement and unless prohibited or restricted by Law or any Governmental Authority, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their authorized representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

6.8                               Public Announcements. On and after the date hereof and through the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties’ written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto.

6.9                               Indemnification; Insurance.

(a)                                  For a period of six (6) years following the Closing Date, the Buyer shall cause the Company and Intermediate LLC to comply with all obligations of the Company or Intermediate LLC, as the case may be, in existence or in effect as of the date hereof under applicable Law, the Certificate of Formation, the Operating Agreement (or with respect to Intermediate LLC, those provisions contained in its certificate of formation or the Intermediate LLC Operating Agreement after the date hereof; provided, such provisions are substantially the same as those applicable to the Company) or by contract, to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable Law, the Certificate of Formation, the Operating Agreement or by contract, each person who is now or has been prior to the date hereof or who becomes prior to the Closing Date an officer, manager, member or director of the Company and Intermediate LLC (collectively, the “Indemnified Officers”) against all losses, claims, damages, costs, expenses (including, without limitation, counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, manager, member or director of the Company or Intermediate LLC, whether or not pertaining to any matter existing or occurring at or prior to the Closing Date and whether or not asserted or claimed prior to, at or after the Closing Date. The parties hereto intend, to the extent not prohibited by applicable Law, that the indemnification provided for in this Section 6.9 shall apply without limitation to acts or omissions, other than illegal acts or acts of fraud, or alleged acts or omissions, other than illegal acts or acts of fraud, by the Indemnified Officers in their capacities as officers, managers, members or directors, as the case may be. Each Indemnified Officer, and his, her or its heirs and legal representatives, is intended to be a third-party beneficiary of this Section 6.9 and may specifically enforce its terms. This Section 6.9 shall not limit or otherwise adversely affect any rights any Indemnified Officer may have under any agreement with the Company or under the Company’s organizational documents.

(b)                                 For a period of six (6) years following the Closing Date, the Buyer shall cause Intermediate LLC and its Subsidiary to maintain policies of directors’ and officers’ liability insurance covering each Indemnified Officer with respect to claims arising from facts or events that occurred on or prior to the Closing Date and providing at least the same coverage and amounts and containing terms that are not less advantageous to the Indemnified Officers than those contained in the policies of directors’ and officers’ liability insurance in effect as of the date hereof for officers and directors of the Buyer; provided, however, that, if the aggregate premiums for such insurance shall exceed 300% of the current aggregate annual premium, then the Buyer shall provide or cause to be provided policies for the applicable individuals with the best coverage as shall then be available at an annual premium of 300% of the current aggregate annual premium.

6.10                        Tax Matters.

(a)                                  Subsequent to the Closing Date, subject to the limitations described in this Section 6.10, the Seller shall indemnify the Buyer Indemnified Parties from and against (A) any assessment for a deficiency in Taxes of the Company (i) for any taxable year or period that ends on or before the Closing Date and (ii) for any taxable year or period that commences before and ends after the Closing Date (“Straddle Period”) which are allocable to the portion of such Straddle Period deemed to end on the Closing Date (as determined pursuant to Section 6.10(b)), (B) any Damages arising from the breach of any representation or warranty contained in Section 4.15, and (C) any Damages arising from a breach by the Seller of the covenant contained in Section 6.1(p). The Seller shall be entitled to any refunds or credits of Taxes for any such taxable years or periods. Notwithstanding the foregoing, the Seller shall not be liable for (i) any Taxes that are taken into account in arriving at the working capital adjustment pursuant to Schedule 2.1 of the Disclosure Schedules, and (ii) any Taxes resulting from any transaction undertaken on the Closing Date after the Effective Time of the Merger. The Seller’s liability for claims under this Section 6.10 shall be subject to the indemnification cap limitations set forth in Section 9.3(a) and shall be reduced by any net tax benefit actually recognized by the Indemnified Party in accordance with Section 9.7(b).

(b)                                 For purposes of this Section 6.10, whenever it is necessary to determine the liability for Taxes of the Company for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one that ended at the close of the Closing Date and the other that began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit and state and local apportionment factors of the Company for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Company were closed at the close of the Closing Date. However (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and (ii) periodic taxes, such as real and personal property taxes, shall be apportioned ratably between such periods on a daily basis.

(c)                                  (i)                                     The Buyer shall file or cause to be filed when due all Returns of the Company that are required to be filed after the Closing Date. All Straddle Period Returns and all Returns relating to periods ending on or before the Closing Date that are prepared for the Company pursuant to this section shall be prepared in a manner consistent with past practice. Such returns shall be submitted to the Seller no later than 30 Business Days prior to the due date for filing thereof for the Seller’s review and approval, which approval shall not be unreasonably withheld. The Seller shall respond in writing to the Company with any comments within 15 Business Days of receiving the draft Return(s). Failure by the Seller to respond in writing as contemplated in the previous sentence shall indicate the Seller’s approval of such Returns. The Seller, the Buyer and the Company shall consult with each other and attempt in good faith to resolve any issues arising as a result of such Returns and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by an internationally recognized independent accounting firm mutually agreed upon by the Buyer and the Seller. Upon resolution of all such items, the relevant Return shall be timely filed on that basis.

(ii)                                  In the event that the Seller is liable for the payment of Taxes pursuant to Section 6.10(a) with respect to any Return that the Buyer has the responsibility to cause to be filed pursuant to this Section 6.10(c), the Seller shall pay to the Company the amount of Taxes on the due date of such Return. No payment pursuant to this Section 6.10(c) shall excuse the Seller from its indemnification obligations pursuant to Section 6.10(a) if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns and allocable to the Seller pursuant to Section 6.10(a) and Section 6.10(b) exceeds the amount of the Seller’s payment under this Section 6.10(c).

(iii)                               The Buyer (including, after the Closing Date, Intermediate LLC and the Company) shall not amend any Return of the Company for any period prior to the Closing Date without the express written consent of the Seller, which consent shall not be unreasonably withheld or delayed.

(d)                                 The Buyer, the Seller, the Company and each Subsidiary of the Buyer shall reasonably cooperate, and shall cause their respective Affiliates and their respective directors, officers, employees, agents, auditors and authorized representatives reasonably to cooperate, in preparing and filing all Returns and in resolving all disputes and audits with respect to all taxable periods or relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes.

(e)                                  (i)                                     If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any taxing authority to the party seeking indemnification (the “Tax Indemnified Party”), which, if successful, could result in an indemnity payment pursuant to this Section 6.10 (a “Tax Claim”), the Tax Indemnified Party shall promptly notify the other party (the “Tax Indemnifying Party”) in writing of the Tax Claim. Such notice will state the nature and basis of the Tax Claim and the amount thereof, to the extent known by the Tax Indemnified Party; provided, however, that failure to give such notice shall not relieve the Tax Indemnifying Party of its obligations under this Section 6.10, except to the extent the Tax Indemnifying Party shall have been prejudiced by such failure.

(ii)                                  The provisions of Section 9.6 relating to third-person claims shall apply to Tax Claims; provided, however, that if a Tax Claim could adversely affect the liability of the Buyer or the Company for Taxes for any period (or portion thereof) after the Closing Date, (1) the Seller shall promptly notify the Buyer of such Tax Claim, (2) the Seller shall keep the Buyer reasonably informed and consult seriously and in good faith with the Buyer and their tax advisors with respect to any issue relating to such Tax Claim, (3) the Seller shall provide the Buyer with copies of all correspondence, notices or other written materials received from any Governmental Authority relating to such Tax Claim and shall otherwise keep the Buyer and their tax advisors apprised of significant developments in the Tax Claim and of significant communications involving representatives of the Governmental Authority prosecuting the Tax Claim, (4) the Seller shall provide the Buyer with a copy of any written submission to be sent to any Governmental Authority pertaining to such Tax Claim prior to the submission thereof and shall give serious and good faith consideration to any comments or suggested revisions that the Buyer or their tax advisors may have with respect thereto, and (5) the Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any Tax Claim described in this Section 6.10(e)(ii) without the prior written consent of the Buyer, not to be unreasonably withheld.

(f)                                    The provisions under this Section 6.10 (and not any other provision in this Agreement) shall govern all indemnity claims with respect to Taxes of the Company. Any claim for indemnification for Taxes under this Section 6.10 shall be brought prior to the Expiration Date.

(g)                                 The Company shall be responsible for all transfer, sales, use, and value added Taxes, if any, arising out of, and all registration or recording fees, if any, applicable to, the Transaction.

(h)                                 The Buyer and the Seller shall treat the Transaction in a manner consistent with “Situation 1” of Revenue Ruling 99-5, 1999-1 C.B. 434. The parties shall treat the debt-funded portion of the Purchase Price (including, without limitation, the Seller’s existing debt deemed to be assumed for federal income tax purposes by Intermediate LLC in the Transaction) as a sale of assets by the Seller to Intermediate LLC pursuant to Section 707(a)(2) of the Code.

The Seller shall, within 21 days after the Closing Date, prepare and deliver to the Buyer for its review and approval a schedule that allocates among the assets of the Company that are treated for federal income tax purposes as having been purchased by the Buyer or Intermediate LLC the Purchase Price (as such may be adjusted from time to time and increased by any liabilities that are treated as purchase price for income tax purposes) for such assets as determined for federal income tax purposes. These allocations shall be prepared in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder. The Seller and the Buyer shall negotiate in good faith to resolve any disputed items before the Closing Date, and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the Closing Date) by an internationally recognized independent accounting firm mutually agreed upon by the Buyer and the Seller. The Buyer, the Seller, and Intermediate LLC shall file all federal, state, local and foreign Returns in accordance with the allocation agreed to pursuant to this Section 6.10(h) (as such allocation originally proposed or may be revised in accordance with this Agreement, as the case may be) and, except as required pursuant to a final determination (as defined in Section 1313(a) of the Code or corresponding provisions of state or local Law), shall not take, or cause to be taken, any action that would be inconsistent with such allocation in any Tax Return, audit, litigation or otherwise.

(i)                                     The Seller’s obligations pursuant to this Section 6.10 shall expire on the Expiration Date other than with respect to any Tax Claim filed prior to the date thereof, in which case the obligations with respect thereto shall terminate upon resolution of such Tax Claims.

6.11                        Registration and Restructuring.

(a)                                  Between the date of execution of this Agreement and the Closing Date and in any event as soon as practicable after the date of this Agreement, the Company (or an Affiliate of the Company as mutually determined by the Buyer and the Seller) shall file or cause to be filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) relating to the Company’s (or such entity’s) common stock. The Company will keep the Buyer reasonably informed of meetings or conference calls relating to the IPO, including drafting and due diligence sessions, and the Buyer and its representatives may fully participate in such sessions including providing comments to documents and shall be given full access to all working group lists, distributions and other aspects of the IPO process. The law firm of Gibson, Dunn & Crutcher LLP will serve as company counsel in connection with preparation of materials related to the IPO. Promptly following the execution of this Agreement, the Buyer shall select the investment bank(s) to serve as underwriter in the IPO, subject to the Seller’s approval (not to be unreasonably withheld or delayed). The Buyer shall have the right to approve the Registration Statement, including all amendments thereto and correspondence with the SEC, which approval shall not be unreasonably withheld or delayed. Subsequent to the Closing, the Buyer shall use its reasonable best efforts to cause the Registration Statement promptly to become effective, and thereafter prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration effective and to comply with the provisions of the Securities Act. The Buyer shall take all reasonable and customary actions to effectuate the IPO.

(b)                                 Notwithstanding anything set forth in Section 6.11(a) above, if there shall occur and for the duration of such occurrence, (i) any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Buyer, impracticable to market the Company’s securities or to enforce contracts for the sale of the Company’s securities, (ii) a suspension of trading in any securities of the Company on any exchange or in any over-the-counter market, (iii) a suspension or material limitation of trading generally on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (iv) a declaration of a moratorium on commercial banking activities by either Federal or New York authorities or relevant foreign country authorities, (v) any material disruption in securities settlement, payment or clearance services in the United States, (vi) any material adverse change to the market for securities issued by ethanol producers, or (vii) the Buyer, in its reasonable judgment after reasonable consultation with underwriters and the Seller, believes that market conditions are not favorable based on the performance of recent initial public offerings of other companies, then the Buyer’s obligations set forth in Section 6.11(a) above shall be suspended, provided, however, that the Buyer’s obligation to use its reasonable best efforts to complete the initial public offering of the Company’s securities shall be reinstated when all of such above-stated conditions cease to exist. Notwithstanding any provision of Section 6.11(a) to the contrary, the Buyer shall have no obligation to complete an IPO if the proposed price to the public in such offering would be based on an enterprise value of the Company of less than $1.6 billion (before the application of any IPO discount that may be applied).

6.12                        Non-Competition; Non-Solicitation; Confidentiality.

(a)                                  Each of the Seller and persons set forth on Schedule 6.12(a) of the Disclosure Schedules (each, a “Non-Competition Party”) shall not, directly or indirectly, for the period of time commencing on the Closing Date through the period of time set forth opposite their respective names on Schedule 6.12(a) of the Disclosure Schedules, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the business of constructing, owning or operating corn ethanol plants (the “Restricted Business”); provided, however, that the restrictions contained in this Section 6.12(a) shall not restrict the acquisition by the Seller or a Non-Competition Party, directly or indirectly, of less than 2% of the outstanding capital stock of any publicly traded company engaged in the Restricted Business.

(b)                                 Each of the Seller, each Non-Competition Party and each person set forth on Schedule 6.12(b) of the Disclosure Schedules (each, a “Non-Solicit Party”) agrees it, he or she shall not, and shall cause, if applicable, their directors, officers, employees and Affiliates not to, directly or indirectly, for the period of time commencing on the Closing Date through the period of time set forth opposite their respective names on Schedule 6.12(b) of the Disclosure Schedules:  (i) cause, solicit, induce or encourage any employees of the Company to leave such employment or hire or employ any such individual; or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier, or licensor of the Company (including any existing or former customer of the Company and any Person that becomes a client or customer of the Company after the Closing) or any other Person who has a material business relationship with the Company, to terminate or modify any such actual or prospective relationship.

(c)                                  From and after the Closing Date, Seller, each Non-Competition Party and each Non-Solicit Party agrees that he, she or it shall not and shall cause, if applicable, their directors, officers, employees and Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Intermediate LLC or its Subsidiary or use or otherwise exploit for its own benefit or for the benefit of anyone other than Intermediate LLC or its Subsidiary, any Confidential Information (as defined below). Seller, each Non-Competition Party and each Non-Solicit Party agrees he, she or it shall not have any obligation to keep confidential (or cause its officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, such Seller, Non-Competition Party or Non-Solicit Party shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order. For purposes of this Section 6.12(c), “Confidential Information” means (i) the names or identity of any direct or indirect member of the Seller (a “Member”) and (ii) any information with respect to Intermediate LLC, the Company and its Subsidiary and, including methods of operation, customer lists, products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

(d)                                 The covenants and undertakings contained in this Section 6.12 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.12 will cause irreparable injury to Buyer, Intermediate LLC and the Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.12 will be inadequate. Therefore, Buyer, the Company and Intermediate LLC will be entitled to a temporary and permanent injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.12 without the necessity of proving actual damage or posting any bond whatsoever. The rights and remedies provided by this Section 6.12 are cumulative and in addition to any other rights and remedies which Buyer, the Company and Intermediate LLC may have hereunder or at law or in equity. In the event that Buyer, the Company and Intermediate LLC or were to seek damages for any breach of this Section 6.12, the portion of the consideration delivered to each of the Non-Competition Parties and each of the Non-Solicit Parties hereunder which is allocated by the parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

(e)                                  The parties hereto agree that, if any court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.12 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(f)                                    Each of Non-Competition Parties and Non-Solicit Parties represent, as to themselves, that they are not currently an owner (other than a passive owner of less than 5% of the equity or debt securities of any Restricted Business), operator, manager, director, employee or consultant of any Restricted Business.

6.13                        Cooperation with Financing. In order to assist with obtaining the debt financing contemplated by the Debt Commitment Letter (the “Financing”), the Seller, Intermediate LLC and the Company shall provide such assistance and cooperation as Buyer and their Affiliates may reasonably request, including (i) preparing any marketing material and cooperating with initial purchasers, (ii) making senior management of the Company reasonably available for customary presentations, lender or proposed financing source meetings and rating agencies presentations, (iii) cooperating with prospective lenders, underwriters, placement agents or initial purchasers and their respective advisors in performing their due diligence, (iv) entering into customary agreements with lenders, and (v) helping procure other definitive financing documents or other reasonably requested certificates or documents, including pledge and security documents, customary certificates (including a certificate of the chief financial officer of the Company with respect to solvency matters), legal opinions and real estate title documentation.

6.14                        Cooperation with IPO. The Seller, Intermediate LLC and the Company shall provide such assistance and cooperation as Buyer and their Affiliates may reasonably request in connection with the initial public offering (“IPO”), including, without limitation, making senior management of the Company reasonably available for “road shows” and meetings with underwriters and cooperating with underwriters and their respective advisors in performing their due diligence.

6.15                        Related-Party Transactions with Non-Management Affiliates. On or prior to the Closing Date, the Company and Intermediate LLC shall (a) terminate all contracts with Seller or its Affiliates and (b) deliver releases executed by such Affiliates with whom the Company has terminated such contracts pursuant to this Section 6.15, providing that no further payments are due, or may become due, under or in respect of any such terminated contacts; provided that in no event shall Intermediate LLC and the Company pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release.

6.16                        Fairbank/Iowa Construction Expenses. Prior to Closing, the Company shall pay the Fairbank/Iowa Construction Expenses as they become due and payable.

6.17                        Intermediate LLC Formation.

(a)                                  Upon reasonable request of the Buyer, the Seller will form Intermediate LLC as a wholly owned Subsidiary of the Seller, solely for the purpose of consummating the transactions contemplated hereby. Intermediate LLC will not engage in any activity or conduct any other business and will have no assets (other than the membership interests in the Company) and no liabilities other than as provided in, or contemplated by, this Agreement and the transactions contemplated thereby. At Closing, the Seller shall deliver a certificate to Buyer (the “Intermediate LLC Certificate”) representing to Buyer that (i) Seller owns the Membership Interests, representing 100% of the outstanding securities of the Intermediate LLC, free and clear of all liens, claims, charges, pledges, security interests, options or other encumbrances, (ii) the Membership Interests are duly authorized, validly issued, fully paid and nonassessable and are issued in compliance with federal and state securities laws, (iii) there are no outstanding options, warrants, puts or calls or other commitments relating to the issuance, sale or transfer of the Membership Interests, and (iv) the Intermediate LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Intermediate LLC has not made an election to be treated as an association taxable as a corporation for federal income tax purposes pursuant to Treas. Reg. Section 301.7701-3.

(c)                                  The Buyer and the Seller agree to negotiate in good faith the Intermediate LLC Operating Agreement based on the terms set forth in Exhibit C, which Intermediate LLC Operating Agreement shall also include reasonable and customary non-material terms and conditions.

ARTICLE VII
CONDITIONS

7.1                               General Conditions. The respective obligations of the Buyer, the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

(a)                                  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b)                                 Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated. All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed.

(c)                                  The Seller and the Buyer shall have executed an indemnity escrow agreement (the “Indemnity Escrow Agreement”) with an escrow agent mutually satisfactory to the Buyer and the Seller (the “Escrow Agent”) pursuant to which the Indemnity Escrow Fund will be held and released. The Indemnity Escrow Agreement will provide for (i) the release of the Indemnity Escrow Fund upon the Expiration Date (subject to pending claims made in accordance with the provisions of this Agreement and the Indemnity Escrow Agreement), (ii) the release, subject to pending claims and any claims previously paid out, from the Indemnity

Escrow Fund upon the IPO of cash to Seller in an amount equal to $15,000,000 (such that $30,000,000 of cash remains in the Indemnity Escrow Fund), (iii) subject to pending claims and any claims previously paid out, either the release to Seller of Escrowed Securities or the deposit by Seller of additional membership interests of Intermediate LLC, as the case may be, in such amounts as necessary to provide that, immediately following the IPO, Escrowed Securities having a value (based upon the IPO price to the public) of at least $60,000,000 remain in the Indemnity Escrow Fund, (iv) Buyer will have the option to make claims first against the Cash Escrow, and (v) for any claims satisfied with Escrowed Securities, such Escrowed Securities shall be valued at their then fair market value. The Escrow Cash shall be treated as an installment obligation owed by the Company to the Seller for income tax purposes, and the Seller shall be treated as the owner of the Escrow Securities for income tax purposes.

7.2                               Condition to Obligations of the Seller and the Company. The obligation of the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or before September 30, 2006, of the following conditions, which may be waived in writing by the Seller in its sole discretion:

(a)                                  The representations and warranties of the Buyer contained in this Agreement shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Buyer. The Buyer shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Seller shall have received from the Buyer a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

7.3                               Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

(a)                                  The representations and warranties of the Company contained in this Agreement shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Buyer shall have received from the Company a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

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(b)                                 The representations and warranties of the Seller contained in this Agreement shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller. The Seller shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Buyer shall have received from the Seller a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(c)                                  The Buyer shall have received an executed counterpart of each of the Option Assignment Documents and the Repayment Certificate.

(d)                                 Confirmation by an independent third-party engineering firm, reasonably acceptable to the Buyer, that, as of the Closing Date:

(i)                                     item (a) and Part I, Exhibit A of item (b) of the definition of Substantial Completion (as defined in Section 6.5.2 of that certain Standard Form of Agreement between Midwest Renewables, L.C., and Fagen, Inc., dated January 6, 2005, regarding the Fairbank facility (the “Fairbank Contract”)) have been achieved and no material requirements therefor have been waived by the Company;

(ii)                                  the Company has completed all of the Owner’s material obligations set forth on Exhibits C and H of the Fairbank Contract;

(iii)                               all material permits listed on Exhibit H of the Fairbank Contract required to have been obtained by the Closing Date have been obtained by or on behalf of the Company;

(iv)                              item (a) and Part I, Exhibit A of item (b) of the definition of Substantial Completion (as defined in Section 6.5.2 of that certain Standard Form of Agreement between Midwest Renewables, L.C., and Fagen, Inc., dated January 6, 2005, regarding the expansion of the Iowa Falls facility (the “Iowa Falls Contract”)) have been achieved and no material requirements for Substantial Completion have been waived by the Company;

(v)                                 the Company has completed all of the Owner’s material obligations set forth on Exhibits C and H of the Iowa Falls Contract; and

(vi)                              all material permits listed on Exhibit H of the Iowa Falls Contract required to have been obtained by the Closing Date have been obtained by or on behalf of the Company.

(e)                                  The Company shall have provided internal documentation, reasonably satisfactory to the Buyer, confirming that during the 14-day period ending on the day immediately preceding the Closing Date, the average annualized ethanol production (calculated

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without taking into account the production during the two lowest production days during such 14-day period, neither of which two lowest days may be within four days prior to the Closing Date) is at or above 95% of: (A) for the Fairbank facility, the specified guaranteed production capacity of 100 million gallons per year of fuel-grade ethanol; and (B) for the Iowa Falls facility, the specified guaranteed production capacity of 80 million gallons per year of fuel-grade ethanol.

(f)                                    Execution by Seller of the Intermediate LLC Operating Agreement and members’ agreement of Intermediate LLC on the terms set forth on Exhibit C hereto. Each member of management of the Company will own the same pro rata share of the Seller that such management member owned as of the date hereof.

(g)                                 The Buyer shall have received a release from the Seller and each Member releasing Intermediate LLC and the Company from any and all liabilities other than any rights to indemnification in their capacity as an officer or director or any claims for salary or benefits.

(h)                                 The Buyer shall have received satisfactory evidence of the termination of all Affiliate arrangements between the Company and the Seller or its Affiliates pursuant to Section 6.15.

(i)                                     The Buyer shall have received a statement issued by the Seller in a form reasonably satisfactory to the Buyer certifying that the Seller is not a foreign person (within the meaning of Treasury Regulation Section 1.1445-2(b)(2)).

(j)                                     Buyer shall have received from Seller an executed Intermediate LLC Certificate.

(k)                                  Seller shall have caused the Company’s Operating Agreement to be amended to remove the necessity of (and all provisions relating to) the “special member” thereof.

(l)                                     With respect to each Owned Real Property, the Company shall have received a binding commitment from Fidelity National Title Insurance Company to issue a policy of title insurance on such Owned Real Property, which shall show marketable fee title thereto to be vested in the Company subject to no Encumbrances other than Permitted Encumbrances, shall contain exceptions only for Permitted Encumbrances, shall show no rights of occupancy or use by third parties (other than by virtue of Permitted Exceptions) and shall show no material encroachments, and which shall otherwise be in form and substance reasonably acceptable to the Buyer.

(m)                               The Buyer shall have received, from Daryl Eiffler (the surveyor who last completed surveys of the Owned Real Property) or another reputable surveyor designated by Seller and reasonably and promptly approved by Buyer, who shall be a duly licensed surveyor in the state in which the Owned Real Property is located and who shall be engaged pursuant to a written agreement to deliver a survey consistent with the requirements of this Agreement, an ALTA/ACSM Class A Land Title Survey with respect to each Owned Real Property, excluding, however, requirement (g) of the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, as adopted by the American Land Title Association and National Society of Professional Surveyors, but indicating thereon all encroaching structural appurtenances and projections by or on adjoining property or on abutting streets, on any easement or over set back

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lines, which shall be indicated with the extent of such encroachment or projection; and which survey does not otherwise reveal any fact or condition which (i) has not been previously disclosed to Buyer and (ii) could reasonably be expected to materially and adversely interfere with the operation of the Business as currently conducted. The cost of such surveys shall be borne by the Company.

(n)                                 Seller shall have caused each Non-Competition Party and each Non-Solicitation Party to deliver to Buyer an irrevocable written acknowledgement of, and agreement with, the applicable terms of Section 6.12. Upon such delivery, which may occur at any time prior to the Closing, the condition set forth in this Section 7.3(n) shall be deemed satisfied and shall terminate.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1                               Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)                                  by mutual written consent of the Buyer and the Seller;

(b)                                 (i) by the Seller, if the Buyer breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Seller or (ii) by the Buyer, if either the Seller or the Company breaches or fails to perform in any respect any of its respective representations, warranties or covenants contained in this Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3, (y) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (z) has not been waived by the Buyer;

(c)                                  [Intentionally Omitted]

(d)                                 by either the Seller or the Buyer if the Closing shall not have occurred by July 31, 2006 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available if the failure of the party (in the case of the Seller, including for this purpose the Company) so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date; and provided further that if the Closing shall not have occurred as of the Termination Date solely because a curable (within thirty (30) days) event or condition shall have occurred or be existing that causes the failure to satisfy the condition set forth in Section 7.3(e), then the Termination Date shall be extended, to a date not later than August 17, 2006, in order for such condition to be satisfied; or

(e)                                  by either the Seller or the Buyer in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that

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the party so requesting termination shall have complied with Section 6.7.

The party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)) shall give prompt written notice of such termination to the other parties.

8.2                               Effect of Termination.

(a)                                  In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its members, managers, directors or officers, except (a) for the provisions of Sections 3.6 and 5.5 relating to broker’s fees and finder’s fees, Section 6.6 relating to confidentiality, Section 6.8 relating to public announcements, Section 10.1 relating to notices, Section 10.3 relating to fees and expenses, Section 10.7 relating to third-party beneficiaries, Section 10.8 relating to governing law, Section 10.9 relating to submission to jurisdiction and this Section 8.2. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party hereto of liability for any willful and material breach of any covenant or agreement contained in this Agreement, and if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of any covenant or agreement contained in this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached any covenant or agreement contained in this Agreement shall indemnify and hold harmless the other party for its costs, fees and expenses of its counsel, accountants, financial advisors, consultants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and consents.

(b)                                 In the event that this Agreement is terminated by the Seller pursuant to Section 8.1(d), then the Buyer shall pay $42,500,000 (such amount, the “Termination Fee”) to the Seller as promptly as reasonably practicable (and, in any event, within two (2) business days following such termination), payable by wire transfer of same-day funds.

(c)                                  The Buyer acknowledges that Section 8.2(b) is an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that the Seller would not have entered into this Agreement without Section 8.2(b); accordingly, if the Buyer fails to promptly pay any amounts due pursuant to Section 8.2(b) and, in order to obtain such payment, the Seller commences a suit which results in a final, non-appealable judgment or ruling against the Buyer for the fee set forth in Section 8.2(b), the Buyer shall pay to the Seller the Seller’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses of enforcement) in connection with such suit, together with interest on the amounts owed at a per annum rate equal to the prime lending rate charged by Citibank, N.A. at such time for demand loans in U.S. dollars to its most creditworthy customers, plus two percent per annum, from the date such amounts were required to be paid until the date actually received by the Seller.

(d)                                 Notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto hereby expressly acknowledges and hereby agrees that, with respect to any termination of this Agreement pursuant to Section 8.1(b)(i) (other than a termination based upon the willful or intentional breach of, or any intentional misrepresentation made in, this Agreement,

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it being acknowledged that failure to obtain the Financing shall not constitute a willful or intentional breach) under circumstances in which the Termination Fee is payable pursuant to Section 8.3(b), payment of the Termination Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which the Seller or the Company would otherwise be entitled to assert against the Buyer or its assets, or against any employees or equityholders of the Buyer, with respect to any such termination of this Agreement, and shall constitute the sole and exclusive remedy with respect to any such termination of this Agreement. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any such termination of this Agreement pursuant to Section 8.1(b)(i) (other than a termination based upon the willful or intentional breach of, or any intentional misrepresentation made in, this Agreement, it being acknowledged that failure to obtain the Financing shall not constitute a willful or intentional breach) under circumstances in which the Termination Fee is payable pursuant to Section 8.2(b), the right to such payment: (A) constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination this Agreement, and (B) shall be in full and complete satisfaction of any and all damages arising as a result of any such termination of this Agreement. Except for nonpayment of the Termination Fee pursuant to Section 8.3(b), the parties agree that, upon any termination of this Agreement pursuant to Section 8.1(b)(i) (other than a termination based upon the willful or intentional breach of, or any intentional misrepresentation made in, this Agreement, it being acknowledged that failure to obtain the Financing shall not constitute a willful or intentional breach) under circumstances in which the Termination Fee is payable pursuant to this Section 8.3(b), in no event shall the Seller or the Company be entitled to seek or to obtain any recovery or judgment against the Buyer or any Subsidiary of the Buyer or any of their respective assets, or against any of their respective directors, officers, employees or equityholders for any such termination of this Agreement, and in no event shall the Seller or the Company be entitled to seek or obtain any other damages of any kind, including consequential, special, indirect or punitive damages, for any such termination of this Agreement. Notwithstanding the foregoing, payment of the Termination Fee pursuant to Section 8.3(b) shall not constitute liquidated damages with respect to any claim for damages or any other claim which the Seller or the Company would be entitled to assert against the Buyer or its assets, or against any employees or equityholders of the Buyer, with respect to any such termination of this Agreement based upon the willful or intentional breach or intentional misrepresentation of any representations, warranties or covenants of the Buyer in this Agreement, and shall not constitute the sole and exclusive remedy with respect to any such termination of this Agreement based upon the willful or intentional breach or misrepresentation of any of the representations, warranties or covenants of the Buyer in this Agreement, it being acknowledged that failure to obtain the Financing shall not constitute a willful or intentional breach.

8.3                               Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4                               Extension; Waiver. At any time prior to the Closing Date, the Buyer (with respect to the Seller and the Company) and the Seller and the Company (with respect to the Buyer) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the

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part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX
INDEMNIFICATION

9.1                               Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties in this Agreement, or in connection with the negotiation, execution and performance of this Agreement, shall survive the Closing until the first anniversary of the Closing Date (the “Expiration Date”), at which time they shall expire; provided, however, that those representations and warranties made by the parties in Sections 3.1 (Organization and Standing), 3.2 (Corporate Power and Authority), 4.1 (Organization and Qualification), 4.2 (Authority), and 4.5 (Membership Interests and Ownership), and 5.1 (Organization), 5.2 (Authorization), 5.4 (Ownership of Membership Interests), 5.6 (Organization), 5.7 (Authorization), and 5.8 (Membership Interests and Ownership) and in the Intermediate LLC Certificate shall survive for the applicable statute of limitations. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representation, warranty, covenant and agreement. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of the parties to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein, and none of such representations and warranties shall be deemed waived or modified in any respect by reason of any such investigation or audit. All covenants and agreements contained herein which by their terms contemplate actions or impose obligations following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

9.2                               Indemnification

(a)                                  The Seller shall indemnify and hold harmless the Buyer and its Subsidiary and other Affiliates (including, after the Closing Date, Intermediate LLC and the Company) and their respective officers, directors, employees, stockholders, partners and agents (collectively, the “Buyer Indemnified Parties”), from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountant’s fees, costs of suit and costs of appeal), fines and penalties (collectively, “Damages”) incurred by any Buyer Indemnified Party, directly or indirectly, arising out of or relating to (i) any breach or failure to be true of any representation or warranty contained herein (other than those representations and warranties contained in Section 4.15) made by the Seller or the Company as if such representation or warranty was made on the date hereof and as of the Closing Date (other than representations and warranties made as of a specified date, which need be true and correct only as of the specified date) or (ii) except for those covenants in Section 6.1(p) and Section 6.10, the breach or non-performance by the Seller or the Company of any of their covenants or agreements contained herein.

(b)                                 The Buyer shall indemnify and hold harmless the Seller and its Subsidiary and other Affiliates (including, prior to the Closing Date, the Company) and their respective managers, members, officers, directors, employees, stockholders, partners and agents

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(collectively, the “Seller Indemnified Parties”), from and against all Damages incurred by any Seller Indemnified Party, directly or indirectly, arising out of or relating to (i) any breach or failure to be true of any representation or warranty contained herein made by the Buyer as if such representation or warranty was made on or as of the Closing Date (other than representations and warranties made as of a specified date, which need be true and correct only as of the specified date) or (ii) the breach or non-performance by the Buyer of any of its covenants or agreements contained herein.

(c)                                  The term “Damages” as used in this Article IX is not limited to matters asserted by third parties, but includes Damages incurred or sustained by an indemnified party in the absence of third-party claims. The amount of Damages shall be calculated as further provided in Section 9.7. No party hereto will be liable to another party hereunder for any punitive or special damages, including, without limitation, cost of capital or loss of business reputation, relating to any claim for which such party may be entitled to recover under this Agreement, other than indemnification of amounts paid or payable to third parties in respect of any third-party claim for which indemnification hereunder is required.

9.3                               Limitations on Indemnification.

(a)                                  Notwithstanding any other provision in this Agreement to the contrary, a party shall not be liable to indemnify the other party pursuant to this Article IX until the aggregate of all claims for which indemnity is required to be made hereunder shall exceed $12,500,000 (the “Deductible”) and thereafter, only to the extent further Damages for which indemnification hereunder is sought exceed the Deductible; provided, however, that the aggregate amount of Damages recoverable pursuant to this Article IX shall be limited to $60,000,000 (the “Cap”); provided, however, that the Deductible and Cap shall not apply to Damages related to the failure to be true and correct of any of the representations and warranties set forth in Sections 3.1 (Organization and Standing), 3.2 (Corporate Power and Authority), 4.1 (Organization and Qualification), 4.2 (Authority), and 4.5 (Membership Interests and Ownership), and the Intermediate LLC Certificate and 5.1 (Organization), 5.2 (Authorization), 5.4 (Ownership of Membership Interests), 5.6 (Organization), 5.7 (Authorization), and 5.8 (Membership Interests and Ownership) hereof and provided further, except as otherwise provided in this Agreement, no portion of this Section 9.3 shall apply to any indemnification obligation described in Section 6.10.

(b)                                 Except as otherwise provided in this Agreement, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Section 6.10. Any payments made pursuant to this Article IX or Section 6.10 shall constitute an adjustment to the Purchase Price for Tax purposes and shall be treated as such by the Buyer, the Seller, the Company and Intermediate LLC on their Returns to the extent permitted by Law.

9.4                               Mitigation; Exclusivity of Remedy.

(a)                                  Prior to the assertion of any claims for indemnification under this Article IX, an Indemnified Party (as defined below) shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate such Damages; provided that, it is hereby acknowledged that such efforts shall not include any obligation by

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Buyer to exhaust remedies or commence a lawsuit. Except as provided in Section 6.10, the remedies in this Article IX shall be the exclusive remedies of the parties with respect to any and all matters covered by this Agreement, except for the remedies of specific performance, injunction and other equitable relief; provided, however, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable Law, or actual fraud, intentional misrepresentation or active concealment is proven on the part of a party by another party hereto.

(b)                                 The parties agree that any and all indemnification obligations of the Seller hereunder (including obligations under Section 6.10), other than indemnity obligations with respect to Damages related to the failure to be true and correct of any of the representations and warranties set forth in Sections 4.1 (Organization and Qualification), 4.2 (Authority), 5.1 (Organization), and 5.4 (Ownership of Membership Interests) and the Intermediate LLC Certificate, shall be satisfied solely from available amounts of the Indemnity Escrow Fund then on deposit with the Escrow Agent. If the Indemnity Escrow Fund is exhausted or is otherwise unavailable, then the Seller (or, to the extent that the Seller has liquidated assets, the Members, on a several and not joint basis), shall be liable to the Buyer for Damages related to the failure to be true and correct of any of the representations and warranties set forth in Sections 4.1 (Organization and Qualification), 4.2 (Authority), 4.5 (Membership Interests and Ownership), 5.1 (Organization), 5.2 (Authorization) and 5.4 (Ownership of Membership Interests) and the Intermediate LLC Certificate.

(c)                                  For purposes of determining whether there has been a breach of any representation, warranty or covenant and for purposes of calculating Damages hereunder, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded, except with respect to any representation or warranty made by the Company on behalf of or with respect to the Subsidiary.

9.5                               Notice of Claims.

(a)                                  Except with respect to Tax Claims, which shall be governed exclusively by Section 6.10, any Buyer Indemnified Party or Seller Indemnified Party seeking indemnification hereunder (the “Indemnified Party”) shall, within the relevant limitation period provided for in Section 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced and shall be subject to Section 9.6 below; provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder, except to the extent it shall have been prejudiced by such failure.

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(b)                                 An Indemnitor shall have 30 days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) provide such Indemnified Party with notice that it disagrees with the claim or the amount or method of determination set forth in the Claim Notice (the “Dispute Notice”). Within 15 days after the giving of the Dispute Notice, a representative of the Indemnitor and the Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within 30 days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration pursuant to the following procedures:

(i)                                     Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section 9.5. Within 14 days, each party involved in the dispute shall meet at a mutually agreed location in New York, New York, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

(ii)                                  If such parties fail to resolve the dispute by written agreement or agree on the arbitrator within said 14-day period, any such party may make written application to the Judicial Arbitration & Mediation Services, Inc. (“J.A.M.S.”) for the appointment of a panel of three arbitrators (collectively, the “Arbitrators”) to resolve the dispute by arbitration. At the request of J.A.M.S., the parties involved in the dispute shall meet with J.A.M.S. at its offices within ten days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrators should have; provided, however, that the selection of the Arbitrators shall be the exclusive decision of J.A.M.S. and shall be made within 30 days of the written application to J.A.M.S.

(iii)                               Within 120 days of the selection of the Arbitrators, the parties involved in the dispute shall meet in New York, New York, with such Arbitrators at a place and time designated by such Arbitrators after consultation with such parties and present their respective positions on the dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of J.A.M.S. in effect on the date of the initial request for appointment of the Arbitrators (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties). Each party shall have no longer than five days to present its position, the entire proceedings before the Arbitrators shall be no more than ten consecutive days, and the decision of the Arbitrators shall be made in writing no more than 30 days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrators) shall in addition be awarded by the Arbitrators such party’s own attorneys’ fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrators) shall pay the Arbitrators’ fees and expenses.

9.6                               Third-Person Claims. If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this

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Article IX, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall have 20 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; provided, further, that, if in the reasonable opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for the reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten days after receipt of the Indemnified Party’s notice of a claim of indemnity under this Section 9.6 that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor’s cost, risk and expense, the defense, compromise or settlement of the claim, but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

9.7                               Calculation of Damages.

(a)                                  The amount of any Damage for which indemnification is provided under this Article IX shall be (i) with respect to the Company, net of any reserves, liability accruals or other provisions for such Damages on the balance sheet of the Company as of the Closing Date and (ii) net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Damage. In the event that any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third Person, the Indemnified Party expressly agrees to promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such losses or claims. The Indemnified Party agrees to pursue, at the cost and expense of the Indemnitor, such claims diligently and to reasonably cooperate, at the cost and expense of the Indemnitor, with each applicable insurance carrier and third party indemnitor or contributor. The Indemnified Party shall use its commercially reasonable efforts to seek recoveries under insurance policies and shall reimburse the Indemnitor for any Damage indemnified by them, which is subsequently recovered by the Indemnified Party under any such insurance.

(b)                                 The amount of any Damage (including Taxes) for which indemnification is provided shall be reduced to take account of any net Tax benefit actually recognized by the Indemnified Party arising from the incurrence or payment of any such Damage. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the

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receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damage.

ARTICLE X
MISCELLANEOUS

10.1                        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized one night courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                  if to the Buyer:

c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110
Attention:  Scott Sperling
                                                   Thomas Hagerty
                                                   Soren Oberg
Facsimile:  (617) 227-3514

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attention:  James Westra, Esq.

   Marilyn French, Esq.

Facsimile:  (617) 772-8333

(b)                                 if to the Company:

Hawkeye Renewables, LLC
21050 140th Street
Iowa Falls, IA 50126
Attention:  Bruce Rastetter

Facsimile:  (641) 648-8925

with a copy (which shall not constitute notice) to:

Nyemaster, Goode, West, Hansell & O’Brien
700 Walnut, Suite 1600
Des Moines, Iowa 50309-3899
Attention: Wade H. Schut, Esq.
Facsimile:  (515) 283-3108

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(c)                                  if to the Seller:

Hawkeye Holdings, L.L.C.
177 Broad Street, 15th Floor
Stamford, Connecticut 06901
Attention:  Russell Stidolph
Facsimile: (203) 973-1422

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Attention: Jonathan K. Layne, Esq.
Facsimile:  (310) 552-7053

10.2                        Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Disclosure Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Disclosure Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

10.3                        Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the others. The Seller shall cause the Company to pay, immediately prior to Closing, all Transaction Expenses and shall deliver to the Buyer at Closing reasonable evidence of payment of any Transaction Expenses.

10.4                        Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original and each of which alone and all of which together shall constitute one and the same instrument. This Agreement may be transmitted by electronic mail or facsimile and it is the intent of the parties for the facsimile (or a photocopy thereof) of any autograph received by electronic mail or printed by a receiving facsimile machine to be an original signature and for the facsimile (or a photocopy thereof) and any complete photocopy of this Agreement to be deemed an original counterpart.

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10.5                        Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

10.6                        Entire Agreement. This Agreement (including the Exhibits and Disclosure Schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement of the parties or their authorized representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

10.7                        Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 6.9.

10.8                        Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

10.9                        Submission to Jurisdiction. Except for arbitration provided in Section 9.5, each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party or its successors or assigns may be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any

55

claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.10                 Disclosure Generally. Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

10.11                 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any member or manager of the Seller or the Company, any direct or indirect stockholder of the Buyer or any officer, director, employee, authorized representative or investor of any party hereto.

10.12                 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement to any Subsidiary of the Buyer and Buyer may assign its rights to purchase a portion of the Membership Interests to one or more co-investors affiliated with the Buyer without the prior consent of the Seller or the Company and; provided further, that the Seller may assign its right to receive the Purchase Price to one or more Affiliates of the Seller without the consent of the Buyer or the Company, and; provided still further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.13                 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any

56

law to post security as a prerequisite to obtaining equitable relief. Notwithstanding the foregoing, neither the Seller nor the Company shall be entitled to an injunction to enforce specifically the terms and provisions of the Agreement in the circumstance in which the Buyer pays the Termination Fee (other than for termination based upon the willful or intentional breach of, or any misrepresentation made in the Agreement, it being acknowledged that failure to obtain the Financing shall not constitute a willful or intentional breach), then in such event, the sole and exclusive remedy of the Seller and the Company with respect to any such breach shall be the payment of the Termination Fee.

10.14                 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

10.15                 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.16                 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.17                 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

10.18                 DISCLAIMER OF IMPLIED WARRANTIES.

(a)                                  IT IS THE EXPLICIT INTENT AND UNDERSTANDING OF EACH PARTY HERETO THAT NO PARTY HERETO OR ANY OF SUCH PARTY’S AFFILIATES OR REPRESENTATIVES IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE COMPANY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND NO PARTY HERETO IS RELYING ON ANY STATEMENT, REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, EXPRESS OR IMPLIED, MADE BY ANY OTHER PARTY HERETO OR SUCH OTHER PARTY’S AFFILIATES OR REPRESENTATIVES, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

(b)                                 IN CONNECTION WITH THE BUYER’S INVESTIGATION OF THE COMPANY, THE BUYER HAS RECEIVED CERTAIN ESTIMATES, PROJECTIONS AND OTHER FORECASTS REGARDING THE COMPANY AND ITS AFFILIATES. THE BUYER ACKNOWLEDGES THAT THERE ARE

57

UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS, THAT THE BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES AND THAT THE BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL ESTIMATES, PROJECTIONS AND OTHER FORECASTS SO FURNISHED TO IT (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS). ACCORDINGLY, NEITHER THE SELLER NOR THE COMPANY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS).

10.19                 No Presumption Against Drafting Party. Each of the Buyer and the Seller acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

58

IN WITNESS WHEREOF, the Buyer, the Company, the Seller and Merger Company have signed this Agreement as of the date first written above.

THL HAWKEYE ACQUISITION PARTNERS

By:	THL Hawkeye GP LLC,
its General Partner

By:	THL Equity Advisors VI, LLC,
its managing member

/s/ Soren Oberg
By: Soren Oberg
Its: Managing Director

THL HAWKEYE ACQUISITION PARTNERS II

By:	THL Hawkeye GP LLC,
its General Partner

By:	THL Equity Advisors VI, LLC,
its managing member

/s/ Soren Oberg
By: Soren Oberg
Its: Managing Director

THL HAWKEYE ACQUISITION PARTNERS III

By:	THL Hawkeye GP LLC,
its General Partner

By:	THL Equity Advisors VI, LLC,
its managing member

/s/ Soren Oberg
By: Soren Oberg
Its: Managing Director

Hawkeye Renewables, LLC – Membership Interest Purchase Agreement

THL-HAWKEYE ACQUISITION LLC

/s/ Soren Oberg
By: Soren Oberg
Its: Managing Director

HAWKEYE HOLDINGS, L.L.C.

/s/ Bruce Rastetter
By: Bruce Rastetter
Its: Manager

HAWKEYE RENEWABLES, LLC

/s/ Bruce Rastetter
By: Bruce Rastetter
Its: CEO

EXECUTION COPY

DISCLOSURE SCHEDULES

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

HAWKEYE HOLDINGS, L.L.C.,

HAWKEYE RENEWABLES, LLC

THL-HAWKEYE ACQUISITION LLC,

THL HAWKEYE ACQUISITION PARTNERS,

THL HAWKEYE ACQUISITION PARTNERS II,

and

THL HAWKEYE ACQUISITION PARTNERS III,

Dated as of May 11, 2006

DISCLOSURE SCHEDULES TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

These Disclosure Schedules have been prepared in connection with the Membership Interest Purchase Agreement (the “Agreement”), dated as of May 11, 2006, by and among HAWKEYE HOLDINGS, L.L.C., an Iowa limited liability company (the “Seller”), HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Company”), THL Hawkeye Acquisition Partners, a Delaware general partnership (“Buyer I”), THL Hawkeye Acquisition Partners II, a Delaware general partnership (“Buyer II”), and THL Hawkeye Acquisition Partners III, a Delaware general partnership (“Buyer III”, with each of Buyer I, Buyer II and Buyer III being referred to individually as a “Buyer” and collectively as the “Buyer”), and THL-HAWKEYE ACQUISITION LLC, a Delaware limited liability company (“Merger Company”). Unless otherwise defined in these Disclosure Schedules, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

These Disclosure Schedules are qualified in their entirety by reference to the specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent provided in the Agreement. Inclusion of information in any Disclosure Schedule shall not be construed as an admission that such information is material to the business, assets, financial condition or operations of the Company.

Headings have been inserted on the sections of the Disclosure Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement. Of and to the extent any information required to be furnished in any Disclosure Schedule is contained in the Agreement or disclosed on any other Disclosure Schedule attached hereto, such information shall be deemed to be included in all Disclosure Schedules in which the information is required to be included to the extent such disclosure is reasonably apparent on its face. The annexes or exhibits to any particular Disclosure Schedule hereto form an integral part of such Disclosure Schedule and are incorporated by reference for all purposes as if set forth fully herein.

The information contained herein is in all events subject to the Confidentiality Agreement.

LIST OF SCHEDULES

Schedule 2.1	Adjustment of Purchase Price
Schedule 4.3	Subsidiaries and Investments
Schedule 4.4(a)	Conflicts
Schedule 4.4(b)	Consents and Approvals
Schedule 4.5	Membership Interests and Ownership
Schedule 4.6(a)	Financial Statements
Schedule 4.6(b)	Undisclosed Liabilities
Schedule 4.7	Certain Changes or Effects
Schedule 4.8(a)	Compliance with Law
Schedule 4.8(b)	Permits
Schedule 4.9	Litigation
Schedule 4.10(a)	Employee Benefit Plans
Schedule 4.10(b)	Employee Benefit Plan Maintenance, Default or Action
Schedule 4.10(c)	Section 401(a) Qualification
Schedule 4.10(e)	Acceleration of Benefits
Schedule 4.11	Labor and Employment Matters
Schedule 4.12	Insurance
Schedule 4.13(a)	Owned Real Property
Schedule 4.13(b)	Leased Real Property
Schedule 4.14(a)	Company Intellectual Property
Schedule 4.14(d)	Confidentiality of Trade Secrets
Schedule 4.14(e)	Intellectual Property Claims
Schedule 4.14(f)	Royalty and License Obligations
Schedule 4.15(b)	Taxes
Schedule 4.16(a)	Environmental Matters
Schedule 4.17	Purchasers and Suppliers
Schedule 4.18(a)	Material Contracts
Schedule 4.18(a)(i)	Forward Purchase and Sale Commitments and Hedging Arrangements
Schedule 4.18(a)(ix)	Intellectual Property Licenses
Schedule 4.20	Personal Property and Asset Exceptions
Schedule 6.12(a)	Non-Competition Parties
Schedule 6.12(b)	Non-Solicit Parties

2

SCHEDULE 2.1

ADJUSTMENT OF PURCHASE PRICE

(a)                                  At least five (5) Business Days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer a statement (the “Closing Statement”) setting forth a reasonably detailed calculation of the estimated Working Capital of the Company as of the Closing Date prepared in accordance with (A) the books and records of the Company and (B) the Working Capital Accounting Principles. Seller shall grant Buyer and its Affiliates and representatives (including advisors and accountants) access to all books, records and employees of the Company (in each case, only those portions or aspects as they relate solely to the Company) that is reasonably requested by the Buyer in connection with the Seller’s preparation of estimated Working Capital. The Buyer and Seller shall negotiate and cooperate in good faith to agree upon the estimated Working Capital as of the Closing Date. If (A) Seller and Buyer agree on the estimated Working Capital and (B) the estimated Working Capital is less than the Target Working Capital Amount, then the Purchase Price payable at Closing shall be reduced by such shortfall (such amount being the “Closing Date Adjustment”) and no further post-Closing adjustment based on Working Capital shall be made. If (A) Seller and Buyer agree on estimated Working Capital and (B) the estimated Working Capital is greater than the Target Working Capital Amount, then no adjustment to the Purchase Price shall be made at Closing and no further post-Closing adjustment based on Working Capital shall be made.

(b)                                 If the Seller and Buyer cannot agree upon the estimated Working Capital prior to Closing, then the Closing Date Adjustment shall be based on the Seller’s estimated Working Capital and the procedures set forth below in clauses (c)-(h) shall take place

(c)                                  The Seller and the Buyer shall refer any items which are in dispute (“Disputed Items”) to an accountant who is a partner at a nationally recognized firm of independent accountants (the “Accounting Referee”), within five (5) days after acceptance of appointment by the Accounting Referee, to make a final, non-appealable and binding determination as to such remaining Disputed Items pursuant to the terms hereof. The Accounting Referee shall be selected by mutual agreement of the Buyer and the Seller; provided in the event that no Accounting Referee is appointed pursuant to the preceding provision within fifty (50) days of the Closing Date, the Seller and the Buyer shall each, within sixty (60) days of the Closing Date, select an accountant who is a partner at a nationally recognized firm of independent public accountants, who shall be directed to select, within seventy (70) days of the Closing Date, a third accountant who is a partner at a nationally recognized firm of independent public accountants to serve as the Accounting Referee; provided further that any Accounting Referee appointed pursuant to this sentence shall be a certified public accountant or accounting expert with substantial experience with complex financial transactions of the type set forth in the Agreement. The Accounting Referee shall be directed to make a determination in accordance with paragraph (d) below of the Disputed Items promptly, but no later than sixty (60) days, after acceptance of its appointment. The Seller and the Buyer agree to use their commercially reasonable efforts to effect the selection and appointment of the Accounting Referee pursuant to this paragraph (c), including, without limitation, executing an engagement agreement with the Accounting Referee providing for reasonable and customary compensation and other terms of such engagement. The Seller and the

1

Buyer shall make readily available to the Accounting Referee all relevant books, records and employees of the Company that are reasonably requested by the Accounting Referee in connection with the Accounting Referee’s review of any Disputed Items; provided that the Seller, the Buyer and their respective Affiliates shall not be obligated to provide any information the disclosure of which would jeopardize any privilege available to such Person relating to such information or which would cause such Person to breach a confidentiality obligation to which it is bound; and provided further that the Seller, the Buyer and their respective Affiliates shall use their commercially reasonable efforts to minimize the effects of any such limitations.

(d)                                 If Disputed Items are referred to the Accounting Referee for resolution pursuant to paragraph (d) above, the Accounting Referee (i) shall determine only with respect to the Disputed Items submitted whether and to what extent, if any, the Working Capital of the Company as of the Closing Date set forth in the Closing Statement requires adjustment, (ii) shall utilize the Working Capital Accounting Principles without modification and (iii) shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Any finding by the Accounting Referee shall be a reasoned award stating in reasonable detail the findings of fact (if any) on which it is based, shall be final, non-appealable and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding the Disputed Items so presented. The fees and expenses of the Accounting Referee shall be borne by the Seller and the Buyer in the same proportion that the dollar amount of Disputed Items which are not resolved in favor of the Seller or the Buyer (as applicable) bears to the total dollar amount of Disputed Items resolved by the Accounting Referee. For illustration purposes only, (A) if the total amount of Disputed Items by the Seller is $1,000, and the Seller is awarded $500 by the Accounting Referee, the Seller and the Buyer shall bear the Accounting Referee’s fees and expenses equally; or (B) if the total amount of Disputed Items by the Seller is $1,000, and the Seller is awarded $750 by the Accounting Referee, the Seller shall bear twenty five percent (25%) and the Buyer shall bear seventy five percent (75%) of the Accounting Referee’s fees and expenses. Each of the Seller and the Buyer shall bear the fees, costs and expenses of its own accountants and all of its other expenses incurred in connection with matters contemplated by this Schedule 2.1.

(e)                                  The Working Capital of the Company as of the Closing Date as finally determined by the Accounting Referee under Section (d) above, shall be the “Final Working Capital.”

(f)                                    The “Closing Date Adjustment” shall be recalculated using the Final Working Capital instead of the estimated Working Capital. If the recalculated Closing Date Adjustment (using Final Working Capital) exceeds the Closing Date Adjustment made at Closing, then Buyer shall pay to Seller such excess. If the recalculated Closing Date Adjustment (using Final Working Capital) is less than the Closing Date Adjustment made at Closing, then Seller shall pay to Buyer such shortfall. Any such payment under this Section (f) shall be deemed the “True-Up Amount.”

(g)                                 Payment of the True-up Amount calculated pursuant to this Schedule 2.1 shall be made within ten (10) days following final resolution of all Disputed Items by the parties or the Accounting Referee, by wire transfer of immediately avaiable funds to an account designated

2

by the parties receiving such funds, plus interest thereon from and including the Closing Date through and including the day before the date of such payment, at a per annum rate equal to the prime lending rate charged by Citibank, N.A. as at the Closing Date for demand loans in U.S. dollars to its most creditworthy customers.

3

Annex A

to

Schedule 2.1

Working Capital Worksheet

Target Working Capital Amount

The Target Working Capital Amount is $14,500,000. The Buyer and the Seller agree that the Transaction shall take place on a debt-free and cash-free basis and that all cash (including any interest rate protection agreements or arrangements) will be paid out as a dividend or otherwise prior to Closing, or addressed in the calculation of the Purchase Price. The Buyer shall not be permitted to submit any objection with respect to the calculation of the Target Working Capital Amount.

Closing Working Capital Worksheet

Working Capital shall be calculated by subtracting the Current Liabilities from the Current Assets as set forth in the worksheet below (the “Closing Working Capital Worksheet”). As the transaction shall take place on a cash-free basis, cash and cash equivalents shall be excluded from the Closing Working Capital Worksheet.

“Current Assets” means an amount equal to the sum of the following items ($ in thousands):

Accounts Receivable – Trade	$

Prepayments	$

Miscellaneous Current Assets	$

TOTAL CURRENT ASSETS	$

LESS:

“Current Liabilities” means an amount equal to the sum of the following items ($ in thousands):

Accounts Payable – Trade	$

Accrued Taxes Payable	$

Accrued Interest	$

Miscellaneous Current Liabilities	$

TOTAL CURRENT LIABILITIES	$

EQUALS:

WORKING CAPITAL	$

4

Working Capital Accounting Principles

The following Working Capital Accounting Principles shall be used in preparing the Closing Working Capital Worksheet and the Closing Statement:

All terms set forth in the Working Capital Worksheet are defined, recognized, measured and estimated consistently with the use on the balance sheet of the Company in the interim consolidated 2006 financial statements of the Company. For purposes of the calculation of the Closing Working Capital Worksheet above, line item amounts shall be presented on a basis consistent with the accounting principles, measurement methodologies and estimation procedures applied by the Company in presenting the balance sheet in the interim consolidated 2006 financial statements of the Company, notwithstanding any changes to GAAP that have become effective subsequent to March 31, 2006.

The underlying balance sheet components of Estimated Working Capital shall, subject to the immediately succeeding paragraph, be determined in accordance with GAAP, as in effect at March 31, 2006, applied in a manner consistent with the accounting principles and practices used in the determination of the Working Capital as of March 31, 2006. No reserves shall exist with respect to such balance sheet components for purposes of the calculations contemplated herein.

To the extent that (i) there exists any conflict between GAAP and the historical methods and practices used by the Company in the preparation of its related financial statements or (ii) GAAP would otherwise yield a different result than would occur using the historical methods and practices of the Company, the historical methods and practices of the Company shall be applied and shall supersede GAAP.

For the avoidance of doubt, if and to the extent an item of Net Debt, unpaid Transaction Expenses or unpaid Fairbank/Iowa Construction Expenses are otherwise reflected in the calculation of the Purchase Price, no such item shall be counted or reflected in the determination of Working Capital.

In preparation of the estimated Working Capital, the following accounting principles shall be utilized with regard to specific line items:

5

Current Assets

Accounts Receivable – Trade:

Represents the dollar amount of invoices issued to customers (including all Affiliates and associated companies of the Company) but as yet uncollected. No discount is applied for doubtful accounts or is to be applied in the Estimated Working Capital and Final Working Capital calculations.

Notes Receivable:

For the avoidance of doubt, this line item is excluded for purposes of the Working Capital calculation.

Prepayments:

Represents the dollar amount of prepaid items not yet expensed, including items such as prepaid insurance.

Miscellaneous Current Assets:

Represents the dollar value of other current assets, including non-trade accounts receivable (including, but not limited to, freight refunds, and other miscellaneous receivables) inventories (including feedstock, raw materials, goods in process, finished products and repair parts), materials, and supplies, and excluding the fair value of futures/options, hedges (including amounts paid to enter into hedges), any interest rate protection agreements or arrangements and tax receivables such as income, VAT, or other recoverable taxes. This amount shall be determined utilizing the same accounts, accounting methodologies, and practices used in determining this amount as of March 31, 2006.

Current Liabilities

Accounts Payable – Trade:

Represents the dollar amounts owed to vendors for goods and/or services for which goods have been received and/or services rendered.

Short-term borrowing:

For the avoidance of doubt, this line item is excluded for purposes of the Working Capital calculation.

Current Portion of LT debt:

For the avoidance of doubt, this line item is excluded for purposes of the Working Capital calculation.

6

Accrued Taxes Payable:

Represents the dollar amount of taxes that has been expensed and is considered payable (such as withholding, VAT, and other taxes) within the next twelve-month period.

Accrued Interest:

For avoidance of doubt, this line items is excluded for purposes of the Working Capital Calculation.

Miscellaneous Current Liabilities:

Represents the dollar amount of other accrued liabilities (such as annual audit fees, accrued salaries, employee bonuses, incentive payments, severance, employee benefits, including paid time off, and accrued property taxes) expected to be paid within the next 12 months. This amount shall be determined utilizing the same accounts, accounting methodologies, and practices used in determining this amount as of March 31, 2006. A new current liability can be established for a new event or for changes in circumstance arising after March 31, 2006 and before the Closing Date, however, the respective amounts included in the Estimated Working Capital shall not include any reserves.

Working Capital Worksheet:

Working Capital as of March 31, 2006 was calculated by subtracting the Current Liabilities from the Current Assets as set forth in the attached worksheet (the “Working Capital Worksheet”). As the transaction shall take place on a cash-free basis, cash and cash equivalents shall be excluded from the Working Capital Worksheet.

7

March 31, 2006 reference working capital

		Excluded Items
			Freight
			receivable/	Accrued		Construction
#’000	Unadjusted	Cash	payable	Interest	FMV of hedges	payable	Debt	Adjusted

Cash	71,320	(71,320)						—
Accounts receivable, net	3,470		(248)	(244)				2,978
Inventory	3,075							3,075
Prepaid expenses	558							558
Other current assets (1)	2,525				(2,525)			—
Total current assets	80,948	(71,320)	(248)	(244)	(2,525)	—	—	6,611

Accounts payable	21,488		(248)			(19,266)		1,974
Accrued liabilities	1,862			(1,346)				516
Current portion of long-term debt	1,030						(1,030)	—
Total current liabilities	24,380	—	(248)	(1,346)	—	(19,266)	(1,030)	2,490
Working capital	56,568	(71,320)	—	1,102	(2,525)	19,266	1,030	4,121

(1)   Represents fair value of futures options hedges (including amount paid to enter into hedges and excluding interest rate related instruments)

8

SCHEDULE 4.3

SUBSIDIARIES AND INVESTMENTS

The Company is a member, along with Transco Railway Products, Inc., of D&W Railroad, LLC, a Delaware limited liability company. The Company’s ownership interest in D&W Railroad, LLC is 63.52%. Pursuant to the Limited Liability Company Agreement of D&W Railroad, LLC, dated as of December 20, 2005, the Company is obligated to make additional capital contributions to fund any capital improvements approved by the management committee of D&W Railroad, LLC to or maintenance of the rail line and trackage, as well as to fund any other operating expenses.

9

SCHEDULE 4.4(a)

CONFLICTS

1.               The following permits shall terminate upon a change of ownership of the operations of the Company authorized by the permits:

•                  Alcohol Fuel Producer Permit for the Iowa Falls Plant, issued by the Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau, effective March 29, 2006; and

•                  Alcohol Fuel Producer Permit for the Fairbank Plant, issued by the Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau, effective April 3, 2006.

10

SCHEDULE 4.4(b)

CONSENTS AND APPROVALS

None

11

SCHEDULE 4.5

MEMBERSHIP INTERESTS AND OWNERSHIP

None

12

SCHEDULE 4.6(a)

FINANCIAL STATEMENTS

[***]

13

SCHEDULE 4.6(b)

UNDISCLOSED LIABILITIES

None

SCHEDULE 4.7

CERTAIN CHANGES OR EFFECTS

None

SCHEDULE 4.8(a)

COMPLIANCE WITH LAW

None

SCHEDULE 4.8(b)

PERMITS

The Company has applied with the Iowa Department of Natural Resources (“DNR”) for a permit increase in the production limit relating to the stack flare for ethanol load out from 80MGY to 105MGY.  The Company received limited initial comments from the DNR.

SCHEDULE 4.9

LITIGATION

None

SCHEDULE 4.10(a)

EMPLOYEE BENEFIT PLANS

•      Flex Plan (established  under a Service Agreement and Business Associates Agreement by and between Hawkeye Renewables, LLC (f/k/a Iowa Falls Ethanol Plant, L.L.C.) and American Administrators dated October 1, 2004.)

•      Life STD Dental Plan, established under an agreement by and between Hawkeye Renewables, LLC (f/k/a Iowa Falls Ethanol Plant, L.L.C.) and Companion Life dated October 18, 2004.

•      LTD Plan, established under an agreement by and between Hawkeye Renewables, LLC and Companion Life dated August 31, 2005.

•      Wellmark Health Plan, established under an agreement by and between Hawkeye Renewables, LLC and Wellmark Health Plan of Iowa.

•      IRA Employee Retirement Plan (established under a Simple IRA Adoption Agreement by and between Hawkeye Renewables, LLC (f/k/a Iowa Fall Ethanol Plant, LLC) and American Funds dated September 21, 2004).

•      The following bonus arrangements have been entered into between the Company and employees in the following positions:

		Bonus Potential		Bonus
Title	Location	(% of Annual Salary)		Index

Corporate Staff
CEO	Corporate	180.00%		EBITDA
President/CFO	Corporate	180.00%		EBITDA
VP of Manufacturing	Corporate	25.00%		Production
Merchandiser	Corporate	25.00%		EBITDA
Corporate Controller	Corporate	[***]	%	[***]

Administrative Staff
Distillers Merchandiser	Iowa Falls Plant	[***]	%	[***]
Plant Controller	Iowa Falls Plant	[***]	%	[***]
Accounting Clerk	Iowa Falls Plant	[***]	%	[***]
Human Resources Manager	Iowa Falls Plant	[***]	%	[***]
Administrative Assistant	Iowa Falls Plant	[***]	%	[***]
Distillers Merchandiser	Fairbank	[***]	%	[***]
Plant Controller	Fairbank	[***]	%	[***]
Accounting Clerk	Fairbank	[***]	%	[***]
Human Resources Manager	Fairbank	[***]	%	[***]
Administrative Assistant	Fairbank	[***]	%	[***]

Plant Level Staff
Maintenance Manager	Iowa Falls Plant	[***]	%	[***]
Tech Manager	Iowa Falls Plant	[***]	%	[***]
Production Manager	Iowa Falls Plant	[***]	%	[***]
Shift Leaders	Iowa Falls Plant	[***]	%	[***]
Process Technician	Iowa Falls Plant	[***]	%	[***]
Maintenance Technician	Iowa Falls Plant	[***]	%	[***]
Grain Receiving Tech	Iowa Falls Plant	[***]	%	[***]
Laboratory Tech	Iowa Falls Plant	[***]	%	[***]
Maintenance Manager	Fairbank	[***]	%	[***]
Tech Manager	Fairbank	[***]	%	[***]
Production Manager	Fairbank	[***]	%	[***]
Shift Leaders	Fairbank	[***]	%	[***]
Process Technician	Fairbank	[***]	%	[***]
Maintenance Technician	Fairbank	[***]	%	[***]
Grain Receiving Tech	Fairbank	[***]	%	[***]
Laboratory Tech	Fairbank	[***]	%	[***]

•      The Company has verbally committed to enter into a phantom stock agreement with Donovan Prinsloo with the following features:

a.             Potential value of 2x current salary ($110,000) after 3 years, based on EBITDA valuation;

b.             Five-year vesting plan, 20% per year;

i.              Non-vested shares lost upon departure/terminating from the Company;

ii.             No acceleration of vesting for an IPO or equivalent type of offering; and

iii.            No acceleration of vesting for a merger.

c.             Call option to the Company to buy any vested shares at book value if employee leaves employment for any reason.

i.              Repurchase option valid for first 5 years

d.             The Company will structure for optimal tax treatment for both parties.

Mr. Prinsloo has agreed to terminate his existing agreement in exchange for participation in a new equity incentive plan of the Company pursuant to which he will be given the opportunity to earn benefits not to exceed $220,000 over a three year period.

SCHEDULE 4.10(b)

EMPLOYEE BENEFIT PLAN MAINTENANCE, DEFAULT OR ACTION

None

SCHEDULE 4.10(c)

SECTION 401(a) QUALIFICATION

None

SCHEDULE 4.10(e)

ACCELERATION OF BENEFITS

None

SCHEDULE 4.11

LABOR AND EMPLOYMENT MATTERS

None

SCHEDULE 4.12

INSURANCE

As of 4/14/06
Coverage	Policy #	Carrier	Date	Limit	Deductible	Premium

General Liability		National Fire Ins. Company of Hartford	11/11/05-11/11/06	$1M/2M	$10,000	$2,467
Automobile		Continental Casualty Company	11/11/05-11/11/06	1,000,000		$42,500
Workers Compensation		Continental Casualty Company	11/11/05-11/11/06	$500/500/500		$51,086
Umbrella		St. Paul Fire & Marine Insurance Co.	11/11/05-11/11/06	10,000,000		$32,320
Pollution		American International Specialty Lines	12/1/04 to 11/11/06	10,000,000	$100,000	$82,641
Crime		Continental Casualty Company	11/11/05-11/11/06	500,000	$5,000	$1,043
Property		Liberty Mutual	11/11/05-11/11/06	46.4% of $156M	$25,000	$69,381
Excess Property		ACE American	11/11/05-11/11/06	35.7% of $156M	$25,000	$53,391
Excess Property		Lexington	11/11/05-11/11/06	17.9% of $156M	$25,000	$27,141
Flood		Insurance Co of the West	03/09/06-11/11/06	$20M part of $50M	$50M	$16,850
Excess Flood		Homeland Insurance	03/09/06-11/11/06	$15M part of $50M	$50M	$12,923
Excess Flood		Traders & Pacific	03/09/06-11/11/06	$15M part of $50M	$50M	$12,923
Bldg Risk (Liberty)		Liberty Mutual	1/27/2005 – 5/10/06	66.667% of $75M	$100,000	$142,609
Bldg Risk (Lex)		Lexington	1/27/2005 – 5/10/06	33.333% of $75M	$100,000	$68,897
Excess Bldg Risk		Homeland Insurance	1/27/2005 – 5/10/06	$43,510,000	$75M	$34,160
Fuel Producer Bond		Fidelity & Deposit	03/02/06 – 03/02/07	$200,000		$1,750
Tax & Trade Bureau Bond		Fidelity & Deposit	11/07/05 – 11/06/06	$200,000		$1,750
Directors’ & Officers’/EPL		Illinois Union Insurance Co.	4/18/06-4/17/07	$5,000,000	$10,000	$46,061
						$699,893

SCHEDULE 4.13(a)

OWNED REAL PROPERTY

Iowa Falls Facility

Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) and all that part of the Northwest Quarter (NW1/4) of the Southeast Quarter (SE1/4) lying South and East of the right-of-way of the C.R.I. and P. Railway Company in Section Twenty-Three (23); and Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of Section Twenty-four (24), except the South 39.2 feet thereof; all in Township Eighty-nine (89) North, Range Twenty-one (21) West of the 5th P.M., Hardin County, Iowa;

AND

Northeast Quarter (NE1/4) of the Southwest Quarter (SW1/4) of Section Twenty-three (23), Township Eighty-nine (89) North, Range Twenty-one (21) West of the 5th P.M., Hardin County, Iowa, lying South of the Chicago, Rock Island and Pacific Railway.

Fairbank Facility

Parcel D in the Southeast Quarter(SE1/4) of Section 33, Township 91 North, Range 10 West of the Fifth P.M., and more particularly described as follows: Beginning at the South Quarter of said Section; thence N01°17’45”E 299.3 feet along the North-South Quarter Section line of said Section to the Southerly right-of-way line of the Chicago North Western Railroad; thence N67°52’30”E 2,885.0 feet along said line to the East section line of said Section; thence S01°23’45”W 1,296.5 feet along said line to the Northerly right-of way line of Iowa Highway #281; thence S61°12’00”W 169.0 feet along said line to the South Township line of said Section; thence S89°48’45”W 2,449.6 feet along said line to the point of beginning.

AND

The Northeast Fractional Quarter (NE frl 1/4) lying North of public highway 190 in Section 4, Township 90 North; Range 10 West of the 5th P.M. except for easement for highway and excepting a parcel described as follows:

Commencing 1,169.5 feet South of the Northwest corner of the Northwest Quarter (NW1/4) of the Northeast Quarter. (NE 1/4) laying North of Highway No. 190 in Section 4, Township 90 North, Range 10 West of the 5th P.M.; thence East 381.8 feet; thence Southeasterly 60 feet to the North line of Highway No. 190; thence Southwesterly along the North line of the highway 397.5 feet; thence North 227.3 feet to the point of BEGINNING; said excepted parcel is also more particularly described in Plat of Survey recorded in Book 548, Page 93, as:

Parcel A in the West Half of the Fractional Northeast Quarter of Section 4, Township 90 North, Range 10 West of the 5th P.M. Buchanan County, Iowa, and more particularly described as follows: Commencing at the North Quarter Corner of said Section; thence S00°37’00”W 1,169.5 feet along the North-South Quarter Section Line to the Point of Beginning; thence S89°23’00”E

381.8 feet to the Northerly Right of Way Line of Iowa Highway # 281; thence S28°37’00”E 60.0 feet to the Centerline of said Highway; thence S61°23’00”W (Record Bearing) 50.6 feet; thence westerly along a 1,634.1 foot radius curve concave northerly 397.5 feet, said curve having a Long Chord of S68°21’15”W 396.5 feet all along said Centerline to said Quarter Section Line; thence N00°37’00”E 227.3 feet along said Quarter Section Line to the Point of BEGINNING.

Note: Highway # 281 was formerly known as. Highway No. 190.

SCHEDULE 4.13(b)

LEASED REAL PROPERTY

None

SCHEDULE 4.14(a)

COMPANY INTELLECTUAL PROPERTY

Unregistered Trademarks:

1.     Hawkeye Gold

2.     Hawkeye Renewables

SCHEDULE 4.14(d)

CONFIDENTIALITY OF TRADE SECRETS

None

SCHEDULE 4.14(e)

INTELLECTUAL PROPERTY CLAIMS

None

SCHEDULE 4.14(f)

ROYALTY AND LICENSE OBLIGATIONS

None

SCHEDULE 4.15(b)

TAXES

None

SCHEDULE 4.16(a)

ENVIRONMENTAL MATTERS

(i)        In November 2004, June, July, September and October 2005 and April 2006, the Company exceeded iron limits under its Iowa Falls NPDES industrial wastewater discharge permit. The Company reported the excess discharges to the Iowa Department of Natural Resources in its NPDES monthly operational reports.

(iv)      Letter dated April 11, 2006 from the Iowa Department of Natural Resources (“DNR”) to J.D. Schlieman, President, Hawkeye Renewables, LLC re notification that the Iowa Falls facility is out of compliance with 567IAC 22.1(1) (Permits required for new or existing stationary sources). The Company responded to the DNR in a letter dated April 18, 2006 in which it noted that the compliance violations listed in the April 11, 2006 letter from the DNR were addressed by previously amended permits, permit applications or are related to contruction that is not yet required to be permitted.  The Company had a discussion with the DNR on May 8, 2006 during which the DNR admitted mistakes in its April 11, 2006 letter and stated its intent to correct such mistakes in a subsequent letter.

SCHEDULE 4.17

PURCHASERS AND SUPPLIERS

All ethanol produced at the Iowa Falls Plant is purchased through the Ethanol Purchase and Supply Agreement dated as of November 15, 2004 by and between Iowa Falls Ethanol Plant, L.L.C. and Eco-Energy, Inc., as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement by and between Hawkeye Renewables, LLC and Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) dated as of February 24, 2005.

All ethanol produced at the Fairbank Plant is purchased through the Ethanol Purchase and Supply Agreement dated as of November 15, 2004 by and between Iowa Falls Ethanol Plant, L.L.C. and Eco-Energy, Inc., as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement by and between Hawkeye Renewables, LLC and Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) dated as of February 24, 2005.

All distiller’s grain produced at the Iowa Falls Plant is purchased through the Distiller’s Grain Marketing Agreement dated as of November 19, 2004 by and between Iowa Falls Ethanol Plant, L.L.C. and United Bio Energy Ingredients, LLC, dated November 19, 2004, as amended by that certain First Amendment to Distiller’s Grains Marketing Agreement dated as of April 1, 2006, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement by and between Hawkeye Renewables, LLC and Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) dated as of February 24, 2005.

All distiller’s grain produced at the Fairbank Plant is purchased through the Distiller’s Grain Marketing Agreement dated as of November 19, 2004 by and between Iowa Falls Ethanol Plant, L.L.C. and United Bio Energy Ingredients, LLC, dated November 19, 2004, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement by and between Hawkeye Renewables, LLC and Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) dated as of February 24, 2005.

Ten Largest Corn Suppliers for the Period from January 1, 2006-April 30, 2006.

	Supplier	Amount
1	[***]	$	[***]
2	[***]	$	[***]
3	[***]	$	[***]
4	[***]	$	[***]
5	[***]	$	[***]
6	[***]	$	[***]
7	[***]	$	[***]
8	[***]	$	[***]
9	[***]	$	[***]
10	[***]	$	[***]
		$	[***]

SCHEDULE 4.18(a)

MATERIAL CONTRACTS

For purposes of this Schedule, the term “Iowa Falls Plant” means the ethanol plant located in or around Iowa Falls, Iowa, the “Expansion Plant” means the expansion to the Iowa Falls Plant, and the term “Fairbank Plant” means the ethanol plan located in or around Fairbank, Iowa.

1.         Credit Agreement by and between Hawkeye Renewables, LLC, Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.), Credit Suisse First Boston and the other lenders referred to therein, dated as of February 24, 2005.

2.         Term Loan Note by and between Hawkeye Renewables, LLC and Credit Suisse First Boston, dated as of February 24, 2005.

3.         Depository Agreement by and between Hawkeye Renewables, LLC, Credit Suisse First Boston and The Bank of New York, dated as of February 24, 2005.

4.         Assignment and Security Agreement by and between Hawkeye Renewables, LLC and Credit Suisse First Boston, dated as of February 24, 2005.

5.         Collateral Agency and Intercreditor Agreement by and between Hawkeye Renewables, LLC, Credit Suisse First Boston and the Secured Parties (or representatives thereof) named therein, dated as of February 24, 2005.

6.         Mortgage, Security Agreement, Financing Statement, Fixture filing and Assignment of Leases, Rents and Security Deposits by and between Hawkeye Renewables, LLC and Credit Suisse First Boston dated as of February 24, 2005.

7.         Contribution Agreement by and between Hawkeye Renewables, LLC and Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.), dated as of February 24, 2005.

8.         Assignment and Assumption Agreement by and between Hawkeye Renewables, LLC and Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) dated as of February 24, 2005 (the “Assignment and Assumption Agreement”).

9.         Sale and Assignment Agreement by and between Hawkeye Renewables, LLC and Midwest Renewables, L.C., dated as of February 24, 2005 (the “Sale and Assignment Agreement”).

10.       Communications Agreement by and between Hawkeye Renewables, LLC, Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) and Credit Suisse First Boston, dated as of February 24, 2005.)

11.       Interest Rate Protection Agreement by and between Hawkeye Renewables, LLC and Credit Suisse First Boston dated as of February 25, 2005.

12.       Funds Flow Memorandum by and between Hawkeye Renewables, LLC, Hawkeye Holdings, L.L.C. (f/k/a Iowa Falls Ethanol Plant, L.L.C.) and Credit Suisse First Boston dated as of February 22, 2005.

13.       Management Services Agreement by and between Hawkeye Renewables, LLC and Midwest Renewables, L.C., dated as of February 24, 2005.

14.       Standard Form of Agreement Between Owner and Design-Builder — Lump Sum, by and between Midwest Renewables, LLC and Fagen, Inc. dated as of December 12, 2003 (regarding the Iowa Falls Plant prior to the contemplated expansion thereof), as assigned to Iowa Falls Ethanol Plant, L.L.C. pursuant to that certain Assignment and Assumption Agreement dated as of January 13, 2004 by and between Iowa Falls Ethanol Plant, L.L.C. and Midwest Renewables, L.C., as further assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

15.       Lump Sum Design-Build Contract by and between Midwest Renewables, LLC and Fagen, Inc. dated as of January 6, 2005 (regarding construction of the Expansion Plant), as assigned to Hawkeye Renewables, LLC pursuant to the Sale and Assignment Agreement.

16.       Lump Sum Design-Build Contract by and between Midwest Renewables, LLC and Fagen, Inc. dated as of January 6, 2005 (regarding construction of the Fairbank Plant), as assigned to Hawkeye Renewables, LLC pursuant to the Sale and Assignment Agreement.

17.       Agreement for Power by and between Iowa Falls Ethanol Plant, L.L.C. and Midland Power Cooperative dated as of May 19, 2004, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

18.       Large Power and Lighting Electric Service Agreement by and between Hawkeye Renewables, LLC and Interstate Power and Light Company dated as of February 22, 2005.

19.       Electric Facilities Extension Agreement (Advance) by and between Hawkeye Renewables, LLC and Interstate Power and Light Company, dated as of February 22, 2005.

20.       Ethanol Purchase and Supply Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and Eco-Energy, Inc. dated as of November 15, 2004 related to the Iowa Falls Plant and Expansion Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

21.       Ethanol Purchase and Supply Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and Eco-Energy, Inc. dated as of November 15th, 2004, related to the Fairbank Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

22.       Distiller’s Grains Marketing Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and United Bio Energy Ingredients, LLC, dated November 19, 2004 (regarding the Iowa Falls and Expansion Plants), as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement, as amended by that certain First Amendment to Distiller’s Grains Marketing Agreement dated as of April 1, 2006.

23.       Distiller’s Grains Marketing Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and United Bio Energy Ingredients, LLC, dated as of November 19, 2004, relating to the

Fairbank Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

24.       Amended and Restated Plant Operation Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and United Bio Energy Management, LLC dated as of August 11, 2004, regarding the Iowa Falls Plant and Expansion Plant, as amended by that certain First Amendment to Amended and Restated Plant Operation Agreement dated as of February 15, 2005, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

25.       Plant Operation Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and United Bio Energy Management, LLC dated as of November 19, 2004, regarding the Fairbank Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

26.       Industry Track Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and Union Pacific Railroad Company dated as of October 20, 2004, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

27.       Letter by Union Pacific waiving the confidentiality provisions of the Industry Track Agreement dated as of January 10, 2005

28.       Natural Gas Transportation Agreement (Firm) by and between Iowa Falls Ethanol Plant, L.L.C. and Interstate Power and Light Company dated as of August 29, 2004, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

29.       Gas Facilities Extension Agreement (Advance) by and between Iowa Falls Ethanol Plant, L.L.C. and Interstate Power and Light Company dated as of July 29, 2004, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

30.       Firm Throughput Services Agreement by and between Iowa Falls Ethanol Plant, L.L.C. and Northern Natural Gas dated as of July 9, 2004, as amended by the Amendment to TPX Throughput Service Agreement dated July 27, 2004, the Amendment to TPX Throughput Service Agreement effective as of October 1, 2004 and the Amendment to TPX Throughput Service Agreement effective as of December 1, 2005 as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

31.       Natural Gas Transportation Agreement by and between Hawkeye Renewables, LLC and Northern Natural Gas Company dated as of February 16, 2005 related to the Fairbank Plant.

32.       License Agreement by and between Midwest Renewables, LLC and ICM, Inc. dated December 12, 2003, as assigned to Iowa Falls Ethanol Plant, L.L.C. pursuant to that certain Assignment and Assumption Agreement dated as of January 13, 2004 by and between Iowa Falls Ethanol Plant, L.L.C. and Midwest Renewables, L.C., as further assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

33.       License Agreement by and between Midwest Renewables, LLC and ICM, Inc. dated January 6, 2005 related to the Expansion Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Sale and Assignment Agreement.

34.       License Agreement by and between Midwest Renewables, LLC and ICM, Inc. dated January 6, 2005 related to the Fairbank Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Sale and Assignment Agreement.

35.       Payment Bond by Liberty Mutual Insurance Company dated as of August 6, 2004 related to the Iowa Falls Plant for the benefit of Iowa Falls Ethanol Plant, L.L.C., as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

36.       Performance Bond by Liberty Mutual Insurance Company dated as of August 6, 2004 related to the Iowa Falls Plant for the benefit of Iowa Falls Ethanol Plant, L.L.C., as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

37.       Payment Bond by Liberty Mutual Insurance Company dated as of February 23, 2005 related to the Expansion Plant for the benefit of Hawkeye Renewables, LLC and Credit Suisse First Boston, as Collateral Agent.

38.       Performance Bond by Liberty Mutual Insurance Company dated as of February 23, 2005 related to the Expansion Plant for the benefit of Hawkeye Renewables, LLC and Credit Suisse First Boston, as Collateral Agent.

39.       Payment Bond by Liberty Mutual Insurance Company dated as of February 23, 2005 related to the Fairbank Plant for the benefit of Hawkeye Renewables, LLC and Credit Suisse First Boston, as Collateral Agent.

40.       Performance Bond by Liberty Mutual Insurance Company dated as of February 23, 2005 related to the Fairbank Plant for the benefit of Hawkeye Renewables, LLC and Credit Suisse First Boston, as Collateral Agent.

41.       Letter Agreement Regarding Appointment as Agent, by and between Iowa Falls Ethanol Plant, L.L.C. and U.S. Energy Services, Inc. dated January 5, 2004, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

42.       Letter Agreement issued by U.S. Energy Services, Inc. and accepted by Iowa Falls Ethanol Plant, L.L.C. dated January 5, 2004 regarding the Iowa Falls Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

43.       Letter Agreement issued by U.S. Energy Services, Inc. and accepted by Iowa Falls Ethanol Plant, L.L.C. dated January 28, 2005 regarding the Fairbank Plant, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

44.       Agreement for Private Redevelopment by and between Iowa Falls Ethanol Plant, L.L.C. and the City of Iowa Falls, Iowa dated as of October 8, 2004, as amended by the Amendment No. 1 thereto dated as of February 15, 2005, and the related Minimum Assessment

Agreement, as amended and replaced by the Amended and Substituted Minimum Assessment Agreement dated as of February 15, 2005, as assigned to Hawkeye Renewables, LLC pursuant to the Assignment and Assumption Agreement.

45.       Financial Advisory Services Agreement dated as of February 24, 2005.

46.       Memorandum of Understanding by and between Iowa Northern Railway Company and Hawkeye Renewables, LLC dated as of March 8, 2005.

47.       Grain Origination and Storage Agreement by and between Innovative Ag Services Co. and Hawkeye Renewables, LLC dated as of August 11, 2005.

SCHEDULE 4.18(a)(i)

FORWARD PURCHASE AND SALE COMMITMENTS
AND HEDGING ARRANGEMENTS

[see attached]

HAWKEYE RENEWABLES, LLC

2006 Position Report

As of 4/26/06

Actual Results Shaded in Grey

CORN

	Budget Usage (BU)	BU Bought	% Bought	Avg. Contract $	Market $	Projected
Jan
Feb
Mar
Apr
May
Jun	[***]	[***]	[***]	[***]	[***]	[***]
Jul
Aug
Sep
Oct
Nov
Dec

ETHANOL

	Budget Sales (gal)	Gal Sold	% Sold	Avg. Contract $	Market $	Projected
Jan
Feb
Mar
Apr
May
Jun	[***]	[***]	[***]	[***]	[***]	[***]
Jul
Aug
Sep
Oct
Nov
Dec

DISTILLERS GRAIN

	Budget Sales (tons)	Tons Sold	% Sold	Avg. Contract $	Market $	Projected $
Jan
Feb
Mar
Apr
May
Jun	[***]	[***]	[***]	[***]	[***]	[***]
Jul
Aug
Sep
Oct
Nov
Dec

NATURAL GAS

	Budget Usage (mmbtu)	Mmbtu Bought	% Bought	Average Contract $	Market $	Projected $
Jan
Feb
Mar
Apr
May
Jun	[***]	[***]	[***]	[***]	[***]	[***]
Jul
Aug
Sep
Oct
Nov
Dec

HAWKEYE RENEWABLES, LLC

2006 Position Report — by Quarter

As of 4/26/06

CORN

	Budget Usage (bu)	Bu Bought	% Bought	Avg. Contract $	Market $	Projected
Q1
Q2	[***]	[***]	[***]	[***]	[***]	[***]
Q3
Q4

ETHANOL

	Budget Sales (gal)	Gal Sold	% Sold	Avg. Contract $	Market $	Projected
Q1
Q2	[***]	[***]	[***]	[***]	[***]	[***]
Q3
Q4

DISTILLERS GRAIN

	Budget Sales (tons)	Tons Sold	% Sold	Avg. Contract $	Market $	Projected
Q1
Q2	[***]	[***]	[***]	[***]	[***]	[***]
Q3
Q4

NATURAL GAS

	Budget Usage (bu)	Bu Bought	% Bought	Avg. Contract $	Market $	Projected
Q1
Q2	[***]	[***]	[***]	[***]	[***]	[***]
Q3
Q4

FCStone Trading, LLC

2829 Westown Parkway, Suite 250	DAILY STATEMENT	Account Number: [***]
West Des Moines, Iowa 50266		Statement Date: May 05, 2006
Tax ID: [***]

IOWA FALLS ETHANOL PLANT, LLC

21050 140TH STREET, PO BOX 233

IOWA FALLS, IA 50126

Open Positions and Market Values

Trade Date	Trade ID	Long	Short	Contract Description	Mat/Exp Date	Month	Trigger(s)/BE	Trade Price	MTM Price	Debit/Credit

Total	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Total

Total

Total

Margin Calls

Event ID	Margin Age 1	Margin Age 2	Margin Age 3	Margin Age 4	Margin Age 5	Margin Age >5	MC Type

Account Information

Beginning Balance	Commission	Net Profit/Loss	Other cash movements	Ending Balance	Open Trade Equity	Total Equity	Net Option Value	Net Liquidity	Margin Excess/Deficit	Total IMRequirement

MTM disclaimer: MTM Price is used for margining purposes generated by a computer estimate.
It is not a representation of ‘tradeable’ value.

222 South Riverside Plaza #900 Chicago, IL 60606 312.373.5000

info@rjobrien.com

Date: 05/05/06

DAILY ACCOUNT STATUS REPORT TRD-DATE S-DATE AT LONG	SHORT	LGN	CONTRACT/PRODUCT DESCRIPTION	PRICE	PC	NET POS	OTE/UNREAL P/L	MKT VALUE
[***] [***] [***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

You must examine all information transmitted to you herein and report any errors or irregularities to your R.J.O’Brien intermediary or the R.J.O’Brien Compliance Department [1-800-621-0757] immediately. Failure to immediately advise of any such errors or irregularities before the opening of trading on the trading day subsequent to the execution of the transaction in dispute will be deemed your agreement that the transmitted information is correct and has been ratified by you.

FOR FURTHER INFORMATION REGARDING THIS STATEMENT OR R.J.O'BRIEN BROKERAGE SERVICES, PLEASE VISIT www.rjobrien.com.

222 South Riverside Plaza #900 Chicago, IL 60606 312.373.5000

info@rjobrien.com

Date: 05/05/06

DAILY ACCOUNT STATUS REPORT TRD-DATE S-DATE AT LONG	SHORT	LGN	CONTRACT/PRODUCT DESCRIPTION	PRICE	PC	NET POS	OTE/UNREAL P/L	MKT VALUE
[***] [***] [***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

You must examine all information transmitted to you herein and report any errors or irregularities to your R.J.O’Brien intermediary or the R.J.O’Brien Compliance Department [1-800-621-0757] immediately. Failure to immediately advise of any such errors or irregularities before the opening of trading on the trading day subsequent to the execution of the transaction in dispute will be deemed your agreement that the transmitted information is correct and has been ratified by you.

FOR FURTHER INFORMATION REGARDING THIS STATEMENT OR R. J. O’BRIEN BROKERAGE SERVICES, PLEASE VISIT www.rjobrien.com

SCHEDULE 4.18(a)(ix)

INTELLECTUAL PROPERTY LICENSES

Manufacturer	Product	Quantity	License Number
Veritas	Backup.exe server	4	05-8401-9547-009216
Veritas	SQL Server Agent	1	03-8464-9800-004543
Veritas	Exchange Server Agent	1	01-8459-9794-002687
Veritas	Remote Backup Agent	1	03-8481-9551-006737
Intuit	Fixed Asset Management	1	Phone Activated
Microsoft	Office 2003 Open License	2	Phone Activated
Microsoft	Exchange User Cals	50	Internet Activated
Microsoft	Client Access Licenses	20	Internet Activated
Microsoft	Access	1
Microsoft	Small Business Server 2003	1
Microsoft	Standard Server 2003	4
Microsoft	Exchange Server	1
Microsoft	Great Plains	14	$7,552 Annual Maintenance Fee
E-Markets	Intellego	11	$9,200 Annual Maintenance Fee
Citrix	Presentation Server 2004	10

SCHEDULE 4.20

PERSONAL PROPERTY AND ASSET EXCEPTIONS

None

SCHEDULE 6.12(a)

NON-COMPETITION PARTIES

	Name	Restrictive Period

•	Dick Jacobson	Longer of (i) 3 years from closing and (ii) 1 year following termination of employment or ceasing to be a Board member

•	J.D. Schlieman	Longer of (i) 3 years from closing and (ii) 1 year following termination of employment or ceasing to be a Board member

•	Bruce Rastetter	Longer of (i) 3 years from closing and (ii) 1 year following termination of employment or ceasing to be a Board member

•	Dale Howard	18 months

SCHEDULE 6.12(b)

NON-SOLICIT PARTIES

	Name	Restrictive Period

•	Dick Jacobson	Longer of (i) 3 years from closing and (ii) 1 year following termination of employment or ceasing to be a Board member

•	J.D. Schlieman	Longer of (i) 3 years from closing and (ii) 1 year following termination of employment or ceasing to be a Board member

•	Bruce Rastetter	Longer of (i) 3 years from closing and (ii) 1 year following termination of employment or ceasing to be a Board member

•	[***]	18 months

•	[***], both individually and on behalf of [***] and its directors and affiliated investment funds (except for any affiliated “hedge funds”)	18 months

•	[***]	18 months

Notwithstanding Section 6.12(b) of the Agreement and the names set forth above, portfolio companies of [***] and its affiliated investment funds shall be deemed not to be Non-Solicit Parties for purposes of the Agreement so long as such portfolio company (x) has not been introduced to the management of the Company by [***] (y) has not received any confidential information with respect to the Company, or (z) has not been caused by [***] to solicit or hire any member of management of the Company.